UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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HAMILTON LANE INCORPORATED
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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110 Washington Street
Suite 1300
Conshohocken, PA 19428
Telephone: (610) 934-2222

July 25, 2024
Fellow Stockholders:
You are cordially invited to attend the Hamilton Lane Incorporated 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via live audio webcast on Thursday, September 5, 2024 at 9:30 a.m. (Eastern Time).
All Hamilton Lane Incorporated stockholders of record at the close of business on July 10, 2024 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail or over the Internet.
We have determined that it is in the best interest of Hamilton Lane and its stockholders to hold the Annual Meeting “virtually” via live audio webcast. The virtual Annual Meeting affords our stockholders the same rights and opportunities as an in-person meeting, while allowing them to attend the meeting regardless of their geographic location or other circumstances that could limit their ability to attend an in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HLNE2024 at the meeting date and time described above and in the accompanying proxy statement and by entering the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, your proxy card (printed in the box and marked by the arrow) or the instructions that accompanied your proxy materials. You will have the ability to submit questions during the meeting via the meeting website. There is no physical location for the Annual Meeting.
Along with the other members of your board of directors, we look forward to greeting those stockholders who attend this year’s meeting and would like to express our appreciation for your continued interest in the business of Hamilton Lane.

Sincerely,
/s/ Erik R. Hirsch	/s/ Juan Delgado-Moreira
Erik R. Hirsch Co-Chief Executive Officer	Juan Delgado-Moreira Co-Chief Executive Officer

Hamilton Lane Incorporated
110 Washington Street, Suite 1300
Conshohocken, PA 19428

Notice of Annual Meeting of Stockholders
Date: Thursday, September 5, 2024
Time: 9:30 a.m. Eastern Time
Place: Online via live audio webcast at www.virtualshareholdermeeting.com/HLNE2024
    The principal business of the Annual Meeting will be to:
1.    Elect three Class II directors for a three-year term;
2.    Conduct an advisory vote to approve the compensation of our named executive officers;
3.    Approve the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan;
4.    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and
5.    Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
    You can vote at the Annual Meeting electronically or by proxy if you were a stockholder of record at the close of business on July 10, 2024. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 10:30 a.m. Eastern Time on the date and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on our website at www.hamiltonlane.com under “Shareholders”.

By Order of the Board of Directors,
/s/ Lydia A. Gavalis
Lydia A. Gavalis General Counsel and Secretary
Conshohocken, PA
July 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 5, 2024: The Notice of Annual Meeting, Proxy Statement and our 2024 Annual Report to Stockholders are available electronically at www.proxyvote.com

HAMILTON LANE INCORPORATED

PROXY STATEMENT

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QUESTIONS AND ANSWERS

Why am I receiving these materials?
The board of directors of Hamilton Lane Incorporated (“Hamilton Lane”, “HLI” or the “Company”) is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on September 5, 2024 at 9:30 a.m. (Eastern Time) online via live audio webcast at www.virtualshareholdermeeting.com/HLNE2024. There is no physical location for the Annual Meeting.
What is included in these materials?
These materials include this proxy statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (our “2024 Form 10-K”). We are first making these materials available to you on the Internet on or about July 25, 2024.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.    To elect R. Vann Graves, Erik R. Hirsch and Leslie F. Varon as directors, each for a three-year term;
2.    To conduct an advisory vote to approve the compensation of our named executive officers;
3.    To approve the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan;
4.    To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and
5.    To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends that you vote:
•“FOR” the election of R. Vann Graves, Erik R. Hirsch and Leslie F. Varon as Class II directors;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•“FOR” the approval of the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan; and
•“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on July 10, 2024, the record date, may vote at the Annual Meeting. As of the record date, there were 40,533,548 shares of our Class A common stock and 13,664,635 shares of our Class B common stock outstanding. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. Under certain circumstances in the future, the voting rights of the Class B common stock may change to one vote per share. Those circumstances, which are set out as a “Sunset” in our Amended and Restated Certificate of Incorporation and summarized in our 2024 Form 10-K, have not occurred.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote via the Internet by timely following the instructions found on the proxy card.
•By Telephone. You may vote by timely calling the toll-free number found on the proxy card.
•By Mail. You may vote by filling out the proxy card and timely returning it in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•During the Meeting. You may vote electronically during the Annual Meeting. To log in to the Annual Meeting and to cast your vote electronically, you will need the unique control number which appears on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials.
Internet and telephone voting prior to the meeting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 4, 2024. As noted above, you may vote electronically during the meeting.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “voting instruction form” or notice card sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by timely following the instructions on the voting instruction form or notice card provided to you by your broker, bank or other nominees.

•By Telephone. You may vote by timely calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by filling out the voting instruction form and timely returning it in the envelope provided to you by your broker, bank or other nominee.
•During the Meeting. If you wish to vote electronically during the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Hamilton Lane common stock in more than one account. You should vote via the Internet, by telephone, by mail or during the meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Hartley R. Rogers and/or Mario L. Giannini to vote the shares in accordance with the recommendations of our board of directors as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Timely submitting a written notice of revocation to Broadridge;
•Timely submitting a later dated, signed proxy card (any earlier proxies will be revoked automatically);
•Timely voting again by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com (any earlier proxies will be revoked automatically); or
•Attending the Annual Meeting and voting during the meeting. Any earlier proxy will be revoked; however, simply attending the Annual Meeting without voting will not revoke your proxy.
You should send your notice of revocation or your completed new proxy card, as the case may be, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote electronically during the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting, and how can I submit a question?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. We will be hosting the Annual Meeting live, solely via the Internet. To attend the meeting and submit written questions, please visit

www.virtualshareholdermeeting.com/HLNE2024 and be sure to have available the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, your proxy card (printed in the box and marked by the arrow) or the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Online access to the meeting will open 15 minutes prior to the start time to allow you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. If you encounter technical difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available 15 minutes prior to the meeting.
As part of the Annual Meeting, we intend to answer questions submitted online during the meeting that are pertinent to the Company and meeting matters, as time permits. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered as one.
What constitutes a quorum at the Annual Meeting?
The holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Votes that are cast on a routine matter through discretionary voting by banks, brokers or other holders of record holding shares for a beneficial owner, abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. “Broker non-votes” are proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal No.	Proposal	Vote Required	Broker Discretionary Voting Allowed?
1	Election of directors	Plurality of votes cast	No
2	Advisory, non-binding vote to approve named executive officer compensation	Majority of votes cast	No
3	Approve the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan	Majority of votes cast	No
4	Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
Certain Class B holders who are significant outside investors, members of management and significant employee owners have entered into a stockholders agreement pursuant to which they will vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLA Investments, LLC (“HLAI”), our controlling stockholder, on any matter submitted to our common stockholders for a vote. As of the record date, HLAI holds approximately 50% of the aggregate voting power of our Class A common stock and Class B common stock, and the parties to the stockholders agreement collectively hold approximately 78% of the aggregate voting power of our Class A common stock and Class B common stock. As a result, HLAI has the ability to decide all matters to be voted upon at the Annual Meeting. The managing member of HLAI is an entity controlled by Hartley R. Rogers, our Executive Co-Chairman.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and votes that are cast on a routine matter through discretionary voting by banks, brokers or other holders of record holding shares for a beneficial owner are considered “shares present” for the purpose of determining whether a quorum exists, but, with the exception of discretionary votes cast on Proposal 4 by such record holders, will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under applicable stock exchange rules, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm (Proposal 4) but not on Proposals 1, 2, or 3. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We are making this proxy solicitation, and we will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose final voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the Annual Report to Stockholders, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote and how to request printed copies of the proxy materials. Stockholders may request to receive the proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
If you are a stockholder of record and wish to receive paper copies of future proxy materials, please visit www.proxyvote.com via the Internet. If you are a stockholder of record and wish to request electronic delivery of proxy materials in the future, you may elect this option on this site as well.
If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.

How can I obtain Hamilton Lane’s Form 10-K?
We filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 with the SEC on May 23, 2024. We will mail to you without charge, upon written request, a copy of our 2024 Form 10-K, excluding exhibits. Please send the written request to Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary. Our 2024 Form 10-K may also be accessed and printed directly from our website at www.hamiltonlane.com under the caption “Shareholders” or from the SEC’s website at www.sec.gov.
How do I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2025 annual meeting of stockholders, you must submit it no later than March 27, 2025. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2025 annual meeting of stockholders. We must receive this type of proposal in writing on or after May 8, 2025, but no later than June 7, 2025.
As detailed in our Amended and Restated Bylaws (our “Bylaws”), to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (iii) the information described in Section 1.12(b)(vi) of our Bylaws (with any references to a “nomination” being deemed to refer to such business desired to be brought before the annual meeting). Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white.
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2025 annual meeting of stockholders, we must receive your written nomination on or after May 8, 2025, but no later than June 7, 2025. You should send your proposal to: Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary.
As detailed in our Bylaws, for a director nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each proposed nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of our capital stock owned of record and beneficially by each nominee (if any), (iv) such other information concerning each nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and (vi) certain information as specified in Section 1.12(b)(vi) of our Bylaws regarding the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is made. Notwithstanding anything in Section 1.12(a) of our Bylaws to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.12(a) and there is no public announcement by us naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, the proposing stockholder’s notice required by Section 1.12 of the Bylaws will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at our principal executive offices no later than the close of business on the tenth day following the day on which we first make the public announcement.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 7, 2025. In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees and who has delivered a notice pursuant to Section 1.12(b) of our Bylaws, shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with all the requirements of Rule 14a-19 under the Exchange Act (including for the avoidance of doubt, the requirement that such stockholder has solicited the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors), and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Company reasonable evidence of such compliance. The Company may disregard any nomination that fails to comply with Rule 14a-19 under the Exchange Act. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the number of directors to hold office at any time may be determined from time to time by resolution of our board of directors. Our board of directors has set the size of the board at nine members, four of whom, Messrs. Rogers, Giannini, Hirsch and Sexton, have served since we became a public company in March 2017. With respect to the remaining directors, Mr. Berkman and Ms. Varon have each served on our board since May 2017, Dr. Graves has served on our board since March 2021, and Mr. Delgado-Moreira has served on our board since January 2024. There is one vacancy, which our board has designated to be filled by an independent director. Our board is divided into three classes, designated as Class I, Class II and Class III. Directors in each class are elected for a three-year term and serve until a successor is duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. There is no limit on the number of terms a director may serve.
The table below sets forth information with respect to our directors as of July 10, 2024:

Name	Age
Class I Directors - Term Expiring at the 2026 Annual Meeting
David J. Berkman	62
Juan Delgado-Moreira	53
O. Griffith Sexton	80
Class II Directors - Term Expiring at the 2024 Annual Meeting
R. Vann Graves	55
Erik R. Hirsch	51
Leslie F. Varon	67
Class III Directors - Term Expiring at the 2025 Annual Meeting
Hartley R. Rogers	64
Mario L. Giannini	71
The terms of our three Class II directors expire at the 2024 Annual Meeting. At the direction of HLAI, our board of directors has nominated Dr. Graves, Mr. Hirsch and Ms. Varon for election as Class II directors. Biographical information for each director and director nominee is contained below. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Dr. Graves, Mr. Hirsch and Ms. Varon have agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is unable to serve at the time of the Annual Meeting, proxies will be voted in favor of each of the other nominees who is able to serve and may be voted for a substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of Dr. Graves, Mr. Hirsch and Ms. Varon as Class II directors.
The following is a brief biographical summary of the experience of our directors and director nominees:

Nominees for election at our 2024 Annual Meeting with terms expiring in 2027
R. Vann Graves
Since 2018, Dr. Graves has served as Executive Director of the Brandcenter at Virginia Commonwealth University (“VCU”), a master’s program for advertising, branding and creative problem-solving that is part of the VCU School of Business. Prior to joining the Brandcenter, Dr. Graves served as Chief Creative Officer at the advertising agency of J. Walter Thompson, Atlanta, from 2015 to 2018; EVP, Global Executive Creative Director and Group Creative Director at the advertising agency of McCann New York from 2009 to 2015; Chief Creative Officer at the multicultural marketing and advertising agency of Uniworld Group, New York from 2007 to 2009; VP, Creative Director at the advertising agency of BBDO New York from 1993 to 2007; and he was a CoFounder at FL+G, a full-service branding agency in Denver, Colorado. Dr. Graves is also a veteran of the United States Army, where he served as Public Affairs Officer.
Dr. Graves brings creative and business expertise, having worked on some of the world’s leading global brands (including Coca-Cola, MasterCard, the U.S. Army, GE, M&M’s, Snickers and Visa). Throughout his career, he has put a high value on collaboration and commitment to support innovation and high-quality creative work. In addition to time spent on the Ad Council’s Creative Review Committee and One Club for Creativity’s AdVersity Board, he currently sits on the boards for 600 & Rising, 4A’s Foundation, Virginia Public Media and The 3% Movement.
A Fulbright scholar, he received a B.B.A. from Howard University, a M.S. in Communications Design from the Pratt Institute, an A.L.M. from Harvard University and an Ed.D in Higher Education Management from the University of Pennsylvania.
Dr. Graves’ work in marketing, branding and design brings valuable knowledge and insights to the board of directors.

Erik R. Hirsch
Mr. Hirsch has served as our Co-Chief Executive Officer since January 2024. In this role, he is responsible for the firm’s strategic direction and operations. Mr. Hirsch also serves on our board of directors and is a member of various investment committees of Hamilton Lane Advisors, L.L.C., our operating company (“HLA”). Mr. Hirsch previously served as our Vice Chairman and Head of Strategic Initiatives from 2016 to 2023. Prior to becoming our Vice Chairman, he served as Chief Investment Officer of HLA from 2003 to 2016. Prior to becoming Chief Investment Officer, Mr. Hirsch held the positions of Managing Director, Vice President and Associate. Before joining HLA in 1999, Mr. Hirsch was a corporate investment banker in the merger and acquisition department of Brown Brothers Harriman & Co. from 1998 to 1999. From 1995 to 1998, he was a municipal financial consultant with Public Financial Management, specializing in asset securitization, strategic consulting and sport stadium financings.
On HLA’s behalf, Mr. Hirsch serves on the board of directors of Novata, a technology platform that provides the private markets with environmental, social and governance data collection and benchmarking and of which Hamilton Lane is a founding member, and as an observer on the board of directors of TIFIN, a tech-enabled wealth management platform and strategic partner of HLA. He also serves as the Chief Executive Officer and President of the Snug Harbor Foundation and serves on the boards of the Sixers Youth Foundation, Kalamata’s Kitchen and the College of Arts & Sciences Foundation at the University of Virginia.
He received a B.A. from the University of Virginia.
Mr. Hirsch’s extensive experience in private markets, including his long tenure at Hamilton Lane as a Vice Chairman and our Chief Investment Officer, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.
Leslie F. Varon
Ms. Varon is a member of our board of directors, Chair of its audit committee, and serves on its compensation committee. She served as Chief Financial Officer of Xerox Corporation from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly Vice President of Investor Relations from March 2015 through October 2015. Before that, she served Xerox as Vice President of Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017, she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the boards of Dentsply Sirona Inc. (Nasdaq: XRAY) and is Chair of its audit committee, and Lam Research Corporation (Nasdaq: LRCX) and is Chair of its audit committee.
She received a B.A. from Binghamton University and an M.B.A. with concentrations in finance and marketing from Virginia Polytechnic Institute and State University.
Ms. Varon’s extensive financial background, combined with her investor engagement and corporate governance expertise and demonstrated success in business transformation, crisis management and balance sheet optimization, brings valuable knowledge and insights to the board of directors.

The board of directors recommends a vote “FOR” the election of Dr. Graves, Mr. Hirsch and Ms. Varon as Class II directors.
Directors continuing in office with terms expiring in 2025
Hartley R. Rogers
Mr. Rogers is our Executive Co-Chairman and serves as Chair of our board’s compensation committee. He is also a member of various investment committees of HLA. Prior to serving as our Executive Co-Chairman, Mr. Rogers was Chairman of the board of HLA.
Prior to joining the firm in 2003, he was a Managing Director and investment committee member of DLJ Merchant Banking Partners III, a $5.3 billion private equity fund, from 2001 to 2002. Before that, he was a Managing Director in the Private Equity Division of Credit Suisse First Boston (“CSFB”) from 1997 to 2001. Prior to joining CSFB in 1997, Mr. Rogers was a Managing Director of Morgan Stanley, where his responsibilities included serving as President of the general partners of the Princes Gate Investors family of private equity funds. He worked at Morgan Stanley from 1981 to 1983, 1986 to 1993 and 1995 to 1997.
Mr. Rogers serves as Chairman of the advisory board of Harvard Online, the online learning initiative of Harvard University. He is also the Chairman of the investment committee, Vice Chairman of the executive committee and Treasurer of the Institute of International Education. He also serves on the board of Bessemer Securities Corporation and the board of managers of Bessemer Securities LLC. He previously served on the boards of the Metropolitan Opera, the Green Vale School and the Peoples’ Symphony Concerts. Mr. Rogers previously served as Chairman of Hamilton Lane Alliance Holdings I, Inc., HLA’s sponsored special purpose acquisition company, until its deregistration in 2022.
He received an A.B. magna cum laude from Harvard College and an M.B.A. from Harvard Business School with High Distinction, including the designation of Baker Scholar.
Mr. Rogers’ extensive experience in private markets, including his long tenure as our Chairman, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.
Mario L. Giannini
Mr. Giannini has served as our Executive Co-Chairman since January 2024. He also serves on our board’s compensation committee and on various investment committees of HLA. Previously, Mr. Giannini served as our Chief Executive Officer for 22 years from 2001 to 2023. Prior to becoming Chief Executive Officer, Mr. Giannini was the President of HLA from 1998 to 2001. Prior to joining the firm in 1993, he served as Executive Vice President and General Counsel of Industrial Valley Title Insurance Company from 1989 to 1992, Deputy General Counsel of Fidelity Bank in Philadelphia from 1984 to 1989 and Senior Attorney at Continental Illinois Bank in Chicago from 1979 to 1983. Mr. Giannini serves on the board of Ownership Works, a nonprofit organization that works with companies and investors to provide all employees with the opportunity to build wealth through equity.
He received a B.A. from California State University, Northridge, a J.D. from Boston College and a Master of Laws degree from the University of Virginia. He is a former member of the state bars of California and Illinois.
Mr. Giannini’s extensive experience in private markets, including his long tenure overseeing our strategic direction as Chief Executive Officer, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.

Directors continuing in office with terms expiring in 2026
David J. Berkman
Mr. Berkman is a member of our board of directors and serves on its audit and compensation committees. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm engaged primarily in telecommunications infrastructure operations and investments. Mr. Berkman has also served as Managing Partner of Decibel Group, LLC, his family office, since January 2020. He serves on the boards (or equivalent bodies) of Audacy, Inc. (OTC: AUDAQ) (formerly, Entercom Communications Corp. (NYSE: ETM)) and on its audit and compensation (Chair) committees; Chemimage, Inc. and on its compensation committee; and WatchBanQ Group Limited. He also serves on the advisory committee of First Round Capital, a venture firm. Mr. Berkman also served on the board of overseers of the University of Pennsylvania School of Engineering and Applied Science until 2022. He served on the board of Rotor Acquisition Corp. until 2021.
He received a B.S. in Economics from the Wharton School of the University of Pennsylvania.
Mr. Berkman’s extensive experience in private markets, in the start-up and operation of various platforms, as well as his long-standing service (including holding leadership positions) on other public company boards, enables him to bring valuable investment, operations and governance knowledge to the board of directors. Additionally, his insight in the areas of corporate finance, financial reporting, and accounting and controls is valuable to the Company.
Juan Delgado-Moreira
Mr. Delgado-Moreira has served as our Co-Chief Executive Officer since January 2024. In this role, he oversees the firm’s global sales efforts and client service organization. In January 2024, Mr. Delgado-Moreira joined our board of directors. He is also a member of various HLA investment committees. Mr. Delgado-Moreira served as our Vice Chairman from 2018 to 2023, in which role he oversaw our Asian investment activities and client relationships. Prior to joining the firm in 2005, Mr. Delgado-Moreira was an Investment Manager at Baring Private Equity Partners Ltd. in London, where he focused on mid-market private equity in Europe. Previously, Mr. Delgado-Moreira held senior research positions at institutions in the United Kingdom, including the University of Essex, and was a lecturer and Fulbright Scholar at Stanford University. Mr. Delgado-Moreira began his career as an analyst in Madrid, Spain at the Sociedad Estatal de Participaciones Industriales (formerly known as the Instituto Nacional de Industria).
He received a B.A. in Political Science and Sociology and a Ph.D. in Research Methods/Statistics from the Universidad Complutense de Madrid. He is a CFA® charterholder and a member of the CFA Institute.
Mr. Delgado-Moreira’s extensive experience in private markets, including his long tenure overseeing our Asia business, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations as well as an important perspective on non-U.S. markets.
O. Griffith Sexton
Mr. Sexton is a member of our board of directors and serves on its audit and compensation committees. He served on the board of HLA from 2003 until our initial public offering (“IPO”) in 2017. From 2000 to 2020, he was a visiting lecturer at Princeton University, where he taught courses in corporate finance, and he was an adjunct professor of finance at Columbia Business School from 1995 to 2010. Prior to working in academia, Mr. Sexton was an investment banking professional at Morgan Stanley from 1973 to 1995, where he served as a Managing Director from 1985 to 1995. His responsibilities included the development and execution of advisory assignments involving major corporate transactions such as mergers, acquisitions, divestitures, corporate defense, recapitalizations, financial restructurings, joint ventures, spin-offs and squeeze outs. He has served as an advisory director of Morgan Stanley from 1995 to 2005 and from 2014 to the present. Mr. Sexton was a member of the board of directors of Morgan Stanley from 2005 to 2014 and of Investor AB, a publicly traded Swedish investment company, from 2003 to 2015.
He received a B.S.E. cum laude from Princeton and an M.B.A. from Stanford and is a former U.S. naval aviator and Vietnam veteran.
Mr. Sexton’s broad experience in finance and academia brings valuable insight, an in-depth understanding of the industry and a unique perspective to the board of directors.

EXECUTIVE OFFICERS
The table below sets forth information with respect to our executive officers, other than Messrs. Rogers, Giannini, Hirsch and Delgado-Moreira, as of July 10, 2024. Information regarding Messrs. Rogers, Giannini, Hirsch and Delgado-Moreira can be found directly above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Jeffrey Armbrister	51	Chief Financial Officer
Andrea Anigati Kramer	56	Chief Operating Officer
Lydia A. Gavalis	60	General Counsel and Secretary
Drew T. Carl	42	Chief Accounting Officer
The following is a brief biographical summary of the experience of our executive officers:
Jeffrey Armbrister
Mr. Armbrister has served as our Chief Financial Officer and Treasurer since August 2023. Prior to becoming our Chief Financial Officer, Mr. Armbrister served as our Global Head of Direct Equity Investments from September 2019 through August 2023. In that role, Mr. Armbrister was responsible for the direction and oversight of the firm’s direct equity/co-investment platform. Mr. Armbrister joined the Company in November 2018 as a Managing Director.
Prior to joining the Company, Mr. Armbrister worked for Versa Capital Management from 2003 to 2018, serving as a Managing Director from 2013 to 2018, where he focused on making control-oriented, special situations, debt and equity investments in middle market companies across a variety of industries. While at Versa, Mr. Armbrister participated in all major investment functions, and his responsibilities included origination, underwriting, transaction execution and portfolio company development. He also performed and provided oversight for certain finance-related operational activities, including financial analysis and reporting and cash flow management for a number of portfolio companies while at Versa and in prior roles. Prior to joining Versa in 2003, Mr. Armbrister was an Equity Research analyst at Oppenheimer + Close. He has also held private equity, venture capital, corporate development and investment banking positions at Berwind Financial Group, Redleaf Group, ICG Commerce and Wheat First Butcher Singer, respectively.
Mr. Armbrister currently serves on the boards of two of our direct equity/co-investment portfolio companies and on the boards or similar bodies of several charitable and non-profit organizations.
He received a B.A. in Economics from the University of Virginia.
Andrea Anigati Kramer
Ms. Kramer has been our Chief Operating Officer since May 2023 and our Chief Risk Officer since April 2023. In these roles, she leads our client solutions, technology, operations and risk functions. Ms. Kramer also serves as a member of various investment committees of HLA. Prior to becoming our Chief Operating Officer, she served as a Managing Director, beginning in 2010. In that role, she was most recently responsible for the oversight and management of our client solutions and global primary fund investment teams. From September 2020 through its deregistration in December 2022, Ms. Kramer served as Chief Executive Officer and Director of HLA’s sponsored special purpose acquisition company, Hamilton Lane Alliance Holdings I, Inc. Prior to joining the firm in 2005, Ms. Kramer worked as a General Partner at Exelon Capital Partners from 1999 to 2002, where she conducted market analysis, due diligence, technical analysis, business model analysis, negotiations, deal structuring and management of a corporate-sponsored private equity portfolio. Prior to Exelon, Ms. Kramer worked as a Senior Business Development Manager for Philadelphia Gas Works and as a Fund Manager for Murex Corporation.
She received a B.A. in Economics from Franklin and Marshall College and an M.B.A. in Finance from Temple University.
Lydia A. Gavalis
Ms. Gavalis has been our General Counsel and Secretary since 2017. She is responsible for Hamilton Lane’s global legal affairs, directly and through her legal team. Prior to joining the firm in 2016, Ms. Gavalis worked for SEI Investments Company for more than 18 years where she served as Division General Counsel of SEI’s Institutional Investors business segment, General Counsel for both SEI Private Trust Company, a U.S. federal savings association, and SEI Trust Company, a U.S. state-charted trust company, Head of SEI’s Corporate Legal Services team and Director & General Counsel of the company’s London-based asset management firm, SEI Investments (Europe) Limited.
She received a B.A. from Rosemont College, where she received the E.R.S. Law School award, and a J.D. from Temple University School of Law. She is a member of the bar of the Commonwealth of Pennsylvania.
Drew T. Carl
Mr. Carl has been our Chief Accounting Officer since April 2023 and is responsible for our financial reporting, accounting and internal controls. Previously, he was our Director of External Reporting and Technical Accounting since 2017, in which role he oversaw our SEC and external reporting and complex accounting transactions. Prior to joining the firm in 2017, Mr. Carl was an Audit Senior Manager with Deloitte & Touche LLP in Philadelphia.
He received a B.S. in Accounting from Saint Joseph’s University and is a certified public accountant. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

CORPORATE GOVERNANCE
Code of Ethics
Our Code of Conduct and Ethics (the “Code of Ethics”) is binding on all of our directors, officers and employees, including our Co-Chief Executive Officers, Chief Financial Officer, Chief Accounting Officer and Controller. The Code of Ethics is available on our website at www.hamiltonlane.com under “Shareholders”. We intend to post on our website any amendments to, or waivers of, any provision of the Code of Ethics to the extent applicable to our Co-Chief Executive Officers, Chief Financial Officer, Chief Accounting Officer or Controller or that relates to any element of the SEC’s definition of a “code of ethics”.
Director Independence
Our board of directors consists of Hartley R. Rogers, Mario L. Giannini, David J. Berkman, Juan Delgado-Moreira, R. Vann Graves, Erik R. Hirsch, O. Griffith Sexton and Leslie F. Varon. Messrs. Rogers and Giannini serve as Co-Chairs.
Our board of directors has determined that Dr. Graves, Messrs. Berkman and Sexton and Ms. Varon are each “independent” as defined under Nasdaq Stock Market (“Nasdaq”) rules. In making this determination, the board of directors considered the relationships that each individual has with our Company and all other facts and circumstances that the board of directors deemed relevant in determining his or her independence, including ownership interests in us.
We are a “controlled company” under Nasdaq rules and therefore qualify for an exemption from the requirements that our board of directors consist of a majority of independent directors, that we establish a compensation committee consisting solely of independent directors and that our director nominees be selected or recommended by independent directors. Our audit committee consists of Ms. Varon and Messrs. Berkman and Sexton. Ms. Varon serves as Chair.
Board Risk Oversight
Our board of directors is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing us, and it oversees the implementation of risk mitigation strategies by management. It is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
While the full board of directors has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, financial risks and risks associated with corporate governance, business conduct and ethics and is responsible for overseeing the review and approval of related-party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Pursuant to the board of directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the board of directors and its committees.
Communications with Directors
Interested parties may communicate with our board of directors or with an individual director by writing to our board of directors or to the particular director and mailing the correspondence to: c/o Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary. The Secretary

will promptly relay to the addressee all communications that she determines require prompt attention and will regularly provide our board of directors with a summary of all substantive communications.
Director Nominations
As a controlled company under applicable Nasdaq rules, we are not required to have a nominating committee of independent directors. HLAI, our controlling stockholder, identifies our director nominees, including Dr. Graves, Mr. Hirsch and Ms. Varon, our nominees for election at the Annual Meeting.
The board of directors also will consider candidates for director recommended by stockholders so long as the recommendations comply with our Amended and Restated Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The board of directors will evaluate such recommendations in accordance with our Amended and Restated Certificate of Incorporation, Bylaws and such other criteria it deems appropriate. Pursuant to our Corporate Governance Guidelines, nominees for director must:
•possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
•have diversity;
•have a genuine interest in the Company and recognition that as a member of the board, each director is accountable to all stockholders of the Company, not to any particular interest group;
•have a background that demonstrates an understanding of business and/or financial affairs;
•have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and our stockholders;
•have the ability and be willing to spend the time required to function effectively as a director;
•be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and
•have independent opinions and be willing to state them in a constructive manner.
A nominee’s ability to meet the diversity and independence criteria established by Nasdaq is also a factor in the nominee selection process. Although the board of directors does not have a formal diversity policy, diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in private markets, asset management and other areas relevant to our activities are factors in the selection process. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled “Questions and Answers—How do I recommend a director nominee?”

Board Diversity
The chart below provides diversity information related to our board in accordance with Nasdaq requirements. Diversity characteristics not applicable to our board have been excluded from the chart.

Board Diversity Matrix
	As of July 25, 2023		As of July 25, 2024
Board Size
Total Number of Directors:	7		8
Part I: Gender Identity	Female	Male	Female	Male
Directors:	1	6	1	7
Part II: Demographic Background
African American or Black	—	1	—	1
White	1	5	1	5
Hispanic or Latinx	—	—	—	1
In response to interest from stockholders, we provide enhanced disclosure below regarding the diversity of our board.

	Rogers	Giannini	Berkman	Delgado-Moreira	Graves	Hirsch	Sexton	Varon
Gender Identity
Male	●	●	●	●	●	●	●
Female								●
Demographic Background
African American or Black					●
White	●	●	●			●	●	●
Hispanic or Latinx				●
Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders, and all seven of our directors serving at the time of our 2023 annual meeting attended the meeting.
Related-Party Transaction Approval Policy
Our audit committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our audit committee has adopted a formal Related-Party Transaction Policy, pursuant to which the audit committee reviews all transactions in which we are a participant, in which any of our executive officers, directors (including director nominees) and stockholders owning in excess of 5% of our Class A common stock or their immediate family members has or will have a direct or indirect material interest and which involve more than $120,000. The audit committee must approve or ratify any related-party transaction for it to be consummated or continue.
The audit committee reviews related-party transactions as they arise and are reported to the audit committee. The audit committee also reviews materials prepared by our board of directors and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the audit committee is to consider all relevant facts and circumstances, including, without limitation, the nature of the interest of the related party in the transaction, whether the transaction may involve a conflict of interest, the availability to us of alternative means or transactions by which to obtain like benefits and terms that would prevail in a similar transaction with an unaffiliated third party and whether it would impair the independence of an otherwise independent director or nominee for director. The audit committee determines, in its discretion, whether the proposed transaction is in the best interests of Hamilton Lane and our stockholders.
Board of Directors Leadership Structure
Our board of directors will fill the Chairman (or Co-Chairman) of our board of directors and Chief Executive Officer (or Co-Chief Executive Officer) positions based upon its view of what is in the best interests of Hamilton Lane. A Chief Executive Officer and Chairman may, but need not be, the same person. Currently, Messrs. Rogers and Giannini are the Executive Co-Chairmen of our board of directors and Messrs. Hirsch and Delgado-Moreira are our Co-Chief Executive Officers.
We believe this leadership structure is best for our company and our stockholders at this time. Separating these positions allows our Co-Chief Executive Officers to focus on our day-to-day business while allowing the Co-Chairmen to lead our board of directors in its fundamental role of formulating strategy and providing advice to and oversight of management. Our board of directors recognizes the time, effort and energy that our Co-Chief Executive Officers must devote to their positions in the current business environment, as well as the commitment required to serve as our Co-Chairmen, particularly as the board of directors’ oversight responsibilities continue to grow. Our board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chairman of the board of directors with the role of the Chief Executive Officer, might be appropriate. Accordingly, our board may periodically review its leadership structure. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.
The size of our board of directors and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information and other matters. Our board of directors holds separate meetings for independent directors without management present. These meetings are generally held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.
Our board of directors believes that management speaks for Hamilton Lane. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.
Board of Directors Meetings and Committees
Our board of directors held nine meetings in fiscal 2024. Each director attended, in person or by audio/video conference, at least 75% of the aggregate of all the meetings of the board of directors and the committee(s) on which he or she served in fiscal 2024, except for Mr. Delgado-Moreira.
Our board of directors has an audit committee and a compensation committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our board of directors may determine or until their earlier resignation or death. Each committee is governed by a written charter, which is posted on our website at www.hamiltonlane.com under “Shareholders”. From time to time, our board of directors may also establish other, special committees when necessary to address specific issues.

Audit Committee
We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee consists of Ms. Varon and Messrs. Berkman and Sexton, with Ms. Varon serving as the Chair. Our board of directors has affirmatively determined that Ms. Varon and Messrs. Berkman and Sexton each meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the Nasdaq rules. The board of directors has also determined that each of the audit committee members qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
The audit committee is responsible for, among other things:
•appointment, termination, compensation and oversight of the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attestation services;
•considering and approving, in advance, all audit, non-audit and tax services to be performed by independent accountants;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;
•reviewing and discussing our risk assessment and risk management policies, systems and processes and our information technology and cybersecurity strategies;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;
•determining compensation of the independent auditors, compensation of advisors hired by the audit committee and ordinary administrative expenses;
•reviewing quarterly financial statements prior to their release;
•reviewing and assessing the adequacy of a formal written charter on an annual basis;
•reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;
•annual evaluation of the performance of its duties under its charter; and
•handling such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
The audit committee held eight meetings in fiscal 2024.
Compensation Committee
Unless otherwise stated, “compensation committee” is used in this proxy statement to refer to the compensation committee of the HLI board of directors. Our compensation committee consists of Messrs. Rogers, Giannini, Berkman, Sexton and Ms. Varon, with Mr. Rogers serving as the Chair.

The compensation committee is responsible for, among other things:
•reviewing and approving the compensation and benefits of all of our executive officers, including our Co-Chief Executive Officers;
•overseeing the governance of our incentive compensation plans, including equity and cash compensation plans;
•reviewing and approving cash compensation plans, including the ability to adopt, amend and terminate such plans;
•reviewing and making recommendations to the board regarding equity-based incentive plans, including regarding the adoption, amendment and termination of such plans;
•administering the Company’s equity plan, including approval of equity-based grants and awards and any modifications thereto;
•approving forms of equity awards under the Company’s equity plans;
•reviewing director compensation at least once a year and recommending any changes to the board;
•determining compensation of advisors hired by the compensation committee;
•reviewing and assessing the adequacy of a formal written charter on an annual basis;
•annual evaluation of the performance of its duties under its charter; and
•such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
In connection with the performance of its duties, the compensation committee has (i) unrestricted access to and assistance from the officers, employees and independent auditors of the Company and such resources and support from the Company as the compensation committee deems necessary or desirable and (ii) the authority to employ, at the expense of the Company, such experts and professionals as the compensation committee deems necessary or desirable from time to time.
The compensation committee held one meeting in fiscal 2024.
Compensation Committee Interlocks and Insider Participation
As noted above, Messrs. Rogers, Giannini, Berkman, Sexton and Ms. Varon comprise our compensation committee. Messrs. Rogers and Giannini are both current executive officers of the Company. No member of the compensation committee is a former executive officer of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of an unrelated entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. For information regarding transactions between the Company and the members of the compensation committee, please see “Certain Relationships and Related-Party and Other Transactions” below.
Insider Trading Policy
The Company has adopted Insider Trading Policies and Procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, employees and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also the policy of the Company that the Company will not engage in transactions in Company securities while in possession of material non-public information relating to the Company or its securities. A copy of our Insider Trading Policies and Procedures is filed as Exhibit 19.1 to our 2024 Form 10-K.
Compensation Recovery Policy
In November 2023, our board of directors adopted a compensation recovery policy that is compliant with Rule 10D-1 of the Exchange Act, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the “Compensation Recovery Policy”). The policy provides that the Company will seek recovery, in the event of a required accounting restatement, of incentive-based compensation received by the Company’s current or former Section 16 officers during the three completed fiscal years immediately preceding the required restatement date if that compensation was based on erroneously reported financial information. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Compensation Recovery Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards. A copy of our Compensation Recovery Policy is filed as Exhibit 97.1 to our 2024 Form 10-K.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and officers and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Specific due dates for these reports are prescribed by SEC rules and the Company is required to report in this proxy statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from the Company’s directors and officers, the Company believes that all such filing requirements were timely met during fiscal 2024, with the exception of one Form 4 for Mr. Rogers, which was filed late with respect to a single charitable gift transaction on March 3, 2024. The Form 4 was filed with the SEC on March 11, 2024.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
During fiscal 2024, equity awards were granted to our executive officers, including our named executive officers, after approval by our board of directors upon a recommendation by our compensation committee. These awards were granted when a Company blackout period was not in effect. While the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan (the “2017 Equity Plan”) could be used to grant incentive stock options, nonqualified stock options, and stock appreciation rights (and substitute awards relating thereto), we do not currently grant stock options or similar awards pursuant to the 2017 Equity Plan and our practice is to grant awards of restricted stock. If stock options were to be granted, the 2017 Equity Plan requires that stock options be granted with an exercise price at least equal to the closing market price of our Class A common stock on the grant date. We do not backdate grants of awards and we do not have any program, plan or practice to select equity award grant dates for executive officers in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.
Prohibitions on Hedging and Pledging Transactions
Our Insider Trading Policies and Procedures specifically prohibit our directors, officers and employees from entering into hedging transactions related to Hamilton Lane securities, including prepaid variable forward contracts, equity swaps, collars, exchange funds and any other transaction that permits a director, officer or employee to continue to own Hamilton Lane securities without the full risks and rewards of ownership. Similarly, these individuals are also prohibited from pledging Hamilton Lane securities as collateral for a loan.

DIRECTOR COMPENSATION
Our policy is to not pay director compensation to directors who are also our employees. The service period for directors is generally September to September of each year to align with our annual meeting schedule. We pay each of our non-employee directors an annual retainer of $200,000 in the form of cash, time-based restricted stock awarded under the 2017 Equity Plan, or a combination of both, at their election. This represents an increase of $25,000 annually from the prior service period. The Chair of the audit committee also receives an additional $35,000 annual cash retainer, an increase of $20,000 from the prior service period. These increases were approved by our board of directors on September 7, 2023. Elections with respect to the form of payment are made by our non-employee directors before the restricted stock awards are granted in mid-September of each year. The restricted stock vests one year after the date of grant. All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors and its committees.
The following table shows compensation paid to our non-employee directors in fiscal 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David J. Berkman	$188,542	$—	$188,542
R. Vann Graves	$134,375	$53,318	$187,693
O. Griffith Sexton	$—	$184,972	$184,972
Leslie F. Varon	$101,146	$111,138	$212,284

(1)    Reflects fees paid within fiscal year.
(2)    Reflects the grant date fair value of a restricted stock award made during fiscal 2024 as compensation for service on our board of directors through our 2024 Annual Meeting of Stockholders, computed in accordance with U.S. generally accepted accounting principles (“GAAP”) pertaining to equity-based compensation. See “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2024 Form 10-K. As of March 31, 2024, Mr. Berkman had no shares of restricted stock outstanding, Dr. Graves had 1,092 shares of restricted stock outstanding, Mr. Sexton had 2,184 shares of restricted stock outstanding, and Ms. Varon had 1,474 shares of restricted stock outstanding.

OWNERSHIP OF COMMON STOCK
The following table sets forth information regarding the beneficial ownership of Hamilton Lane Incorporated Class A common stock and Class B common stock by:
•each person known to us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•each of our directors;
•each of our named executive officers; and
•all directors and executive officers as a group.
Except as otherwise noted, this information is given as of July 10, 2024, the record date for the Annual Meeting.
As described in “Certain Relationships and Related-Party and Other Transactions—The Reorganization—Exchange Agreement,” each Class B holder and Class C holder is entitled to have its Class B units or Class C units, as applicable, exchanged for Class A common stock on a one-for-one basis, or, at our option, for cash. Each Class B holder holds one share of Class B common stock for each Class B unit it beneficially owns. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of Class B units each Class B holder beneficially owns. The number of shares of Class A common stock listed in the table below represents (i) shares of Class A common stock directly owned plus (ii) the number of Class C units each Class C holder beneficially owns, and assumes no exchange of Class B units for Class A common stock.
As discussed in “Certain Relationships and Related-Party and Other Transactions—The Reorganization—Stockholders Agreement,” certain Class B holders who are significant outside investors, members of management and significant employee owners entered into a stockholders agreement in connection with our IPO pursuant to which they agreed to vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLAI on any matter submitted to our common stockholders for a vote. Because they are a “group” under applicable securities laws, each party to the stockholders agreement is deemed to be a beneficial owner of all securities held by all other parties to the stockholders agreement. The below table disregards shares owned by the group and lists only common stock in which the listed stockholder has a pecuniary interest. The group files reports on Schedule 13D periodically as required by law to disclose its holdings.

Unless otherwise indicated, the address for all persons listed in the table is: c/o Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428.

	Common stock owned					% of total voting power	% total economic interest in HLA
	Class A		Class B
Name of Beneficial Owner	Number	%	Number		%
Named Executive Officers and Directors:
Mario L. Giannini	96,498	*	2,312,331	(1)	17%	13%	4%
Erik R. Hirsch	65,196	*	1,109,781	(2)	8%	6%	2%
Juan Delgado-Moreira	1,269,239	3%	—		*	*	2%
Jeffrey B. Armbrister	2,923	*	—		*	*	*
Atul Varma	6,936	*	—		*	*	*
Andrea Anigati Kramer	259,724	*	135,970	(3)	*	*	*
Lydia Gavalis	28,525	*	—		*	*	*
Drew Carl	185	*	—		*	*	*
Hartley R. Rogers	10,503	*	6,900,667	(4)	51%	39%	13%
Leslie F. Varon	6,849	*	—		*	*	*
O. Griffith Sexton	17,414	*	—		*	*	*
David J. Berkman	25,000	*	—		*	*	*
R. Vann Graves	256	*	—		*	*	*
All current executive officers and directors as a group (12 persons)	1,782,312	4%	10,458,749		77%	59%	23%
Other 5% Beneficial Owners:
HLA Investments, LLC(5)	—	*	8,818,657		65%	50%	16%
HL Management Investors, LLC(6)	557,140	1%	2,339,983		17%	13%	5%
The Vanguard Group(7)	3,395,427	9%	—		*	2%	6%
Wasatch Advisors, Inc.(8)	2,672,700	7%	—		*	2%	5%
BlackRock, Inc.(9)	3,217,043	8%	—		*	2%	6%

* Represents beneficial ownership of less than 1%.

(1)    This consists of 2,028,699 shares beneficially owned by Hamilton Lane Advisors, Inc., which is an S-corporation that is wholly owned by Mr. Giannini, and 283,632 shares beneficially owned by HLAI in which Mr. Giannini has a pecuniary interest. This number does not include, and Mr. Giannini disclaims beneficial ownership of, shares owned by HLAI in which he does not have a pecuniary interest. See footnote 5.
(2)    This number includes shares beneficially owned by HL Management Investors, LLC (“HLMI”) in which Mr. Hirsch has a pecuniary interest. This number does not include, and Mr. Hirsch disclaims beneficial ownership of, shares owned by HLMI in which he does not have a pecuniary interest. See footnote 6.
(3)    This number includes shares beneficially owned by HLMI in which Ms. Kramer has a pecuniary interest. This number does not include, and Ms. Kramer disclaims beneficial ownership of, shares owned by HLMI in which she does not have a pecuniary interest. See footnote 6.
(4)    This number represents the shares beneficially owned by HLAI in which Mr. Rogers or a Rogers family trust has a pecuniary interest. HLAI is controlled by its managing member, which is an entity controlled by Mr. Rogers. See footnote 5.
(5)    HLAI is owned by an affiliate of Mr. Rogers, family trusts of Mr. Sexton, Mr. Giannini, Oakville Number 2 Trust and other outside investors. Mr. Rogers controls the managing member of HLAI. Pursuant to the stockholders agreement, HLAI directs the votes of the voting group comprised of significant outside investors, members of management and significant employee owners. The voting group beneficially owns 16,103,315 shares of Class A common stock as reported in its Schedule 13D/A filed on March 11, 2024.
(6)    Certain of our executive officers and other employees beneficially own a portion of their shares of our Class A common stock through HLMI.
(7)    Based solely on information reported in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. As reported in such filing, The Vanguard Group is the beneficial owner of 3,395,427 Class A shares, constituting approximately 8.8% of the Class A shares outstanding, with shared voting power with respect to 49,701 shares, sole dispositive power with respect to 3,307,412 shares and shared dispositive power with respect to 88,015 shares. Clients of The Vanguard Group, Inc., including investment companies registered under the Investment Company Act and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported in the Schedule 13G/A filed with the SEC. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, PA 19355. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated in the table above to reflect the exchange of all outstanding Class C units into Class A common stock in the denominator.
(8)    Based solely on information reported in a Schedule 13G/A filed with the SEC on February 9, 2024 by Wasatch Advisors, Inc. As reported in such filing, Wasatch Advisors, Inc. is the beneficial owner of 2,672,700 Class A shares and has sole voting and sole dispositive power with respect to all such shares, constituting approximately 6.9% of the Class A shares outstanding. Wasatch Advisors, Inc. is located at 505 Wakara Way, Salt Lake City, UT 84108. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated in the table above to reflect the exchange of all outstanding Class C units into Class A common stock in the denominator.
(9)    Based solely on information reported in a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. As reported in such filing, BlackRock, Inc. is the beneficial owner of 3,217,043 Class A shares, constituting approximately 8.3% of the Class A shares outstanding, with sole voting power with respect to 3,116,455 shares and sole dispositive power with respect to all 3,217,043 shares. Certain subsidiaries of BlackRock, Inc. beneficially own portions of the shares reported in the Schedule 13G/A, and certain of these entities have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, NY 10055. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated in the table above to reflect the exchange of all outstanding Class C units into Class A common stock in the denominator.

EXECUTIVE COMPENSATION
Information about the compensation of our named executive officers is provided in this section. Our named executive officers for fiscal 2024 are:
•Mario L. Giannini, Executive Co-Chairman and former Chief Executive Officer
•Erik R. Hirsch, Co-Chief Executive Officer
•Juan Delgado-Moreira, Co-Chief Executive Officer
•Jeffrey Armbrister, Chief Financial Officer and Treasurer
•Andrea Anigati Kramer, Chief Operating Officer
•Lydia A. Gavalis, General Counsel and Secretary
•Drew T. Carl, Chief Accounting Officer
•Atul Varma, former Chief Financial Officer
In fiscal 2024, we implemented several changes to our executive team. As part of our long-term succession planning process, Mr. Giannini transitioned from the role of Chief Executive Officer to Executive Co-Chairman alongside Mr. Rogers, effective January 1, 2024, and Mr. Hirsch and Mr. Delgado-Moreira became our Co-Chief Executive Officers, effective the same day. Mr. Varma resigned from his position as Chief Financial Officer and Treasurer, effective August 8, 2023. On that same day, Mr. Armbrister was appointed as our new Chief Financial Officer and Treasurer. Additionally, Ms. Kramer was appointed Chief Operating Officer, effective May 8, 2023, and Mr. Carl was appointed Chief Accounting Officer, effective April 14, 2023.
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis we describe our executive compensation philosophy and programs and compensation decisions regarding the fiscal 2024 compensation of our named executive officers.
Compensation Philosophy
We operate in a highly competitive and regulated international business environment. Our continued growth depends on our ability to create and manage specialized funds, add new separate accounts, retain existing clients and support their respective commitments to new investment opportunities while complying with various domestic and global regulations. To aid us in meeting these objectives, we need to attract, motivate, reward, measure and retain skilled employees, officers and directors.
We compete for talent in a variety of geographic markets, within our own private markets industry and in the broader financial services sector. In order to make working at Hamilton Lane an attractive proposition for current and prospective employees, we have developed a comprehensive total rewards compensation program. The elements of this program are designed to recognize and reward individual performance and recognize contributions that align with and drive positive business results. We believe that a compensation system that incentivizes actions that grow stockholder value closely aligns our employees with the interests of our stockholders.
We offer a market-based mix of compensation elements, including:
•base salary
•annual discretionary incentive bonuses consisting of both cash and equity

•long-term equity incentives
•a carried interest plan
•various benefits generally available to all our employees
These elements represent a mix between fixed and variable compensation and short-term and longer-term compensation. We adjust the individual elements of compensation as needed to effectively compete for talent in the jurisdictions in which we do business and to comply with local law. In addition, the particular mix and weighting of elements varies depending on the functional area and level of seniority within our organization. We believe this blend of variable and longer-term components further attracts and incentivizes talent, provides an overall compensation package that is competitive with the market and encourages retention of top performers.
The compensation structure for our named executive officers is intended to balance the need of these executives for current income with the need to create long-term incentives that are directly tied to achievement of our operational targets and growth in stockholder value. As an employee’s compensation increases, a greater proportion of that employee’s total compensation is paid in the form of long-term equity and other awards relative to short-term cash compensation. We believe this more effectively motivates our senior management team, including our named executive officers, to focus on the long-term growth of our business and corresponding increases in stockholder value.
Ownership through HLA
Messrs. Giannini and Hirsch, Ms. Kramer and most of our other pre-IPO owners hold the substantial majority of their economic interest in our business as owners of HLA Class B units and Class C units rather than through ownership of HLI. Because Class B units and Class C units of HLA are exchangeable into shares of our Class A common stock, we believe that our named executive officers’ interests are aligned with those of our stockholders.
Messrs. Delgado-Moreira, Armbrister, Varma and Carl and Ms. Gavalis hold all of their equity interests in Class A common stock.
Equity awards made since the IPO to our named executive officers, and any open market purchases by them, involve the acquisition of our Class A common stock.
Determination of Compensation for Named Executive Officers
The compensation of our named executive officers is designed to fit squarely within the framework of our overall compensation philosophy. Executives are eligible to be compensated using each of the elements of our compensation program, with the exact mix typically first approved by the compensation committee who then recommends such compensation to the board of directors for final approval. Executives recuse themselves from votes involving their own compensation. Our board of directors has at times made decisions regarding the compensation of our executive officers without prior formal action by the compensation committee. See “—Compensation Committee Operation.”
Compensation Elements
Base Salary
We believe that base salary of our named executive officers appropriately provides for regular payments throughout the year, but should not be the most significant component of total compensation or vary widely across senior executives. We make periodic adjustments to align base salaries for employees at similar levels. The base salaries paid to each named executive officer for fiscal 2024 are set forth below in the Summary Compensation Table in the column titled “Salary.”
Annual Incentive Bonus
We utilize incentive bonuses to pay performance-based compensation for individual and company performance. We pay bonuses annually, typically in March, based on the performance of the named executive officer and our overall business. Our bonus program for our named executive officers is discretionary, and begins with a recommendation by Messrs. Hirsch and Delgado-Moreira, our Co-Chief Executive Officers. Together, Messrs. Hirsch and Delgado-Moreira make individual bonus recommendations to the compensation committee. The conclusions of the compensation committee are approved by our board of directors, with each executive officer recusing himself from votes involving his own compensation. The respective amounts of Mr. Hirsch’s and Mr. Delgado-Moreira’s bonuses are typically first approved by the compensation committee and finally by our board of directors, with Messrs. Hirsch and Delgado-Moreira recusing themselves. All of our named executive officers and senior-level employees are permitted to decline their bonuses for altruistic reasons or otherwise, and Messrs. Rogers and Giannini declined theirs for fiscal 2024 service.
We utilize a single bonus pool in which all bonus-eligible employees participate. Certain non-management employees are not bonus eligible but may receive one-time bonuses at the discretion of management based on company and individual performance. The size of the bonus pool is determined by our operating results and the amount of incentive fee revenue and investment gains on our strategic investments recognized during the fiscal year. Messrs. Hirsch and Delgado-Moreira then have the discretion to change its size based on market conditions or the objectives of our business.
The bonuses awarded to our named executive officers are influenced by overall company financial performance and attainment of business goals in each named executive officer’s specific area of oversight. Messrs. Hirsch and Delgado-Moreira consider these criteria as they see fit in formulating their bonus recommendations. We do not utilize bonus targets or specific formulas for awarding annual individual bonuses to our named executive officers. Instead, we have found that a fully discretionary annual bonus plan motivates them to strive for exceptional performance, client experience and growth of our business. While we have negotiated formula bonuses in connection with new executive hires in the past, those arrangements are limited in scope and duration before transitioning to our fully discretionary bonus plan.
In order to ensure the mix of compensation our executives receive is an appropriate mix of cash and longer-term incentive compensation, we pay a portion of the annual incentive bonus earned by our most highly compensated employees in the form of a time-based restricted stock grant. See “—Equity Awards” below.
Equity Awards
2017 Equity Plan
In fiscal 2024, our senior-level employees were eligible to receive awards under our 2017 Equity Plan. Since our IPO, we have utilized awards of restricted shares of our Class A common stock as our principal form of long-term equity compensation. With the exception of the performance stock awards detailed below, restricted stock awards granted to our senior-level employees are time-based and vest in equal installments on the four successive anniversaries of the grant date, provided the employee continues to be employed with us through such dates. We believe that a four-year vesting period encourages our named executive officers to take a longer-term view of our overall performance and stockholder value, while also serving as a retention incentive. While our more senior employees, including our named executive officers, may receive awards as part of the annual bonus process as described above, other employees may receive equity grants upon hiring, promotion, or achievement of other career milestones or at the discretion of the compensation committee or its delegees. All awards granted to our named executive officers are approved by our board of directors.
Annual incentive bonuses for our most highly compensated employees, including our named executive officers, are generally paid in a combination of cash and an award of time-based restricted stock under the 2017 Equity Plan. The percentage paid in equity increases with the total amount of bonus compensation, as set forth in the table below:

Bonus Range	Percent of Bonus Paid in Time-Based Restricted Stock
$0 to $74,999	—
$75,000 to $199,999	15%
$200,000 to $349,999	20%
$350,000 to $499,999	25%
$500,000 and up	30%

In fiscal 2024, as part of their annual incentive bonuses, each of Messrs. Hirsch, Delgado-Moreira, Armbrister, and Carl and Mses. Kramer and Gavalis received awards of time-based restricted stock. The amounts of the awards are set forth in the Grants of Plan-Based Awards in Fiscal 2024 Table below. Each of the awards was granted on March 14, 2024 and vests in equal installments on the four successive anniversaries of the grant date, provided the executive continues to be employed with us through such dates.
In September 2022, we granted performance stock awards to certain employees identified as the next generation of managers to help us succeed and grow, with the goal of retaining them and further aligning them with the long-term success of our company (the “2022 Performance Awards”). Mr. Armbrister and Mses. Kramer and Gavalis each received 2022 Performance Awards, which are subject to both a market-based vesting and a service-based vesting condition. The 2022 Performance Awards will vest based upon (i) our Class A common stock achieving average closing prices of $150, $190, and $230 per share over 20 consecutive trading days within the seven years after the grant date and (ii) continued employment through the date the price target is met (with a minimum of five years of service required after the grant date for vesting). One third of the shares become eligible to vest at each price target. If a price target is met prior to the fifth anniversary of the grant date, the vesting date would be the fifth anniversary of the grant date. Due to the existence of the service requirement, the vesting period for these awards may vary with each respective tranche.
For more information on our 2017 Equity Plan, please see “—Executive Compensation Arrangements—Equity Compensation—2017 Equity Incentive Plan” below.
Carried Interest Awards
We maintain the Hamilton Lane Advisors, L.L.C. 2016 Carried Interest Plan (amended and restated, effective as of January 1, 2018) (the “Carried Interest Plan”) to facilitate long-term performance by employees who contribute materially to our financial success, including being directly or indirectly responsible for investment performance and/or fundraising. When our fund investments are successful, they generate incentive fees payable to us over time, which we generally refer to as “carried interest”. Awards to our named executive officers under our Carried Interest Plan are first approved by our compensation committee and then recommended to our board of directors for final approval. These awards represent the right of the recipient to receive a portion of the incentive fees for a particular fund when earned in the future. This carried interest participation aligns the recipient’s economic interests with those of our clients and encourages behavior that results in positive fund performance, which contributes to our overall company performance and growth.
Awards of carried interest are generally made concurrently with the determination of the other elements of annual compensation at the end of each fiscal year. For fiscal 2024, Messrs. Delgado-Moreira, Hirsch and Armbrister and Mses. Kramer and Gavalis received carried interest awards pursuant to the Carried Interest Plan. Each of these named executive officers is in a position to contribute materially to our financial success.
For more information on our Carried Interest Plan, please see “—Executive Compensation Arrangements—Carried Interest Compensation—2016 Carried Interest Plan” below.
Other Benefits
All of our employees, including our named executive officers, have the opportunity to participate in a generous benefit package, which we consider to be favorably competitive among private markets alternative investment firms. Our Human Resources team periodically conducts an informal inquiry into benefit practices at other companies in our industry to inform this comparison. Our U.S.-based named executive officers are eligible to participate in our 401(k) plan, which is generally open to all employees in the United States. We contribute 3% of compensation, as defined in the plan, up to limits set by the Internal Revenue Service (the “IRS”), and employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the IRS. We believe that providing a vehicle for tax deferred retirement savings through the 401(k) plan adds to the overall desirability of our executive compensation package. Mr. Delgado-Moreira is based in Hong Kong and, in compliance with applicable local law, is enrolled in Hong Kong’s Mandatory Provident Fund, a mandatory retirement contribution system.
Except as otherwise disclosed, we generally do not offer perquisites or personal benefits to our named executive officers that are not otherwise available to all of our employees.
The Hamilton Lane Incorporated Employee Share Purchase Plan, as amended (the “ESPP”), has been in place since January 1, 2019. The purpose of the ESPP is to provide eligible Hamilton Lane employees with an opportunity to acquire an ownership interest in HLI through the purchase of our Class A common stock at a discounted price via payroll deductions. Subject to certain limitations, eligible employees may purchase Class A common stock at a price equal to 85% of the closing price of Class A common stock on Nasdaq on the last trading day of the offering period. We believe the ESPP further aligns the interests of our employees and stockholders and aids in the recruitment and retention of employees.
In order to allow participation in the ESPP by employees of our designated subsidiaries that are not corporations, the ESPP is operated as a non-qualified plan and is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.
Compensation Committee Operation
Because HLI is a “controlled company” under applicable Nasdaq rules, HLI is not required to have a compensation committee consisting solely of independent directors. Currently, our compensation committee is comprised of a majority of independent directors. The committee has discrete responsibilities as described below. We believe that the current composition of our compensation committee best enables us to implement a compensation program that appropriately rewards advancement of our business goals and mitigates risks via the alignment of interests, thereby seeking to enhance stockholder value.
Our compensation committee consists of Messrs. Rogers (Chair), Berkman, Giannini, Sexton and Ms. Varon. The compensation committee receives the recommendations from management, and reviews and approves them for submission to the full board for final approval. Executive officers who are board members recuse themselves from voting on their own compensation. At times, our board of directors makes decisions with respect to executive compensation without prior formal action by the compensation committee.
Additional Information
Our compensation committee believes the total compensation approved to be paid to each named executive officer fairly reflects their contribution to the company and our clients and the growth of our business for the benefit of our stockholders. In addition, at our 2023 annual meeting of stockholders, our stockholders overwhelmingly voted, on an advisory basis, to approve the compensation of our named executive officers. At the 2019 annual meeting, our stockholders indicated a preference that future advisory votes to approve named executive officer compensation occur annually, and we are following this recommendation. Accordingly, we have included such proposal, commonly known as the “say-on-pay” proposal, in this year’s proxy statement. Given the significant level of support received in the 2023 advisory vote, neither the board of directors nor the compensation committee has made material changes to our executive compensation policies since that time, except that in June 2024, our board of directors approved the 2024 Performance Awards to our Co-Chief Executive Officers, as defined and described in “Post-Fiscal Year End Actions” below, and in November 2023, in order to comply with new SEC and Nasdaq rules, our board of directors adopted our Compensation Recovery Policy, as further described in “Corporate Governance—Compensation Recovery Policy” above.
We did not utilize benchmarking during fiscal 2024. In September 2023, the compensation committee engaged Korn Ferry in a limited capacity to assist in the design of its Co-Chief Executive Officer compensation framework.
In December 2023, the compensation committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to review and provide advice with respect to our executive compensation philosophy and evolution, the compensation of our Co-Chief Executive Officers, updates to our 2017 Equity Plan, and revisions to our compensation committee charter.
Neither Korn Ferry nor Semler Brossy provided other services to our management. The compensation committee assessed Korn Ferry and Semler Brossy’s independence and concluded that no conflict of interest exists that would prevent either from providing services to the compensation committee.
Post-Fiscal Year End Actions
In June 2024, our board of directors approved the grant of 544,000 shares of performance stock to each of our Co-Chief Executive Officers to incentivize future performance (the “2024 Performance Awards”), after obtaining stockholder approval of related amendments to the 2017 Equity Plan. The vesting conditions of the 2024 Performance Awards would match those of the 2022 Performance Awards described above, with the performance period of the 2024 Performance Awards beginning on the grant date. The Amended and Restated 2017 Equity Plan is described in Proposal No. 3 of this proxy statement and will be voted upon at the Annual Meeting. Our board of directors also intends to consider a series of five annual awards of 30,000 shares of time-based restricted stock to each of our Co-Chief Executive Officers over the next five years, subject to the satisfaction of certain performance conditions prior to each grant date, with the first of such awards to be considered in March 2025.
Compensation and Risk
Our compensation committee annually considers potential risks when reviewing our compensation programs for all employees, including our executive officers. Based on its evaluation, the committee has concluded that the risks arising from our overall compensation policies and practices are not reasonably likely to have a material adverse effect on Hamilton Lane. Our compensation program includes elements that we believe discourage excessive risk-taking and align the compensation of our employees with the long-term performance of the firm. Compensation is a balanced mix of short-term and longer-term elements, creating diverse time horizons. For example, equity awards granted to our employees are subject to multi-year vesting conditions. Because our equity awards have multi-year vesting provisions, the actual amount of compensation realized by the recipient will be tied to the long-term performance of our Class A common stock. Pursuant to our internal policies, our employees are not permitted to buy or sell derivative securities, including for hedging purposes, or to engage in short-selling to hedge their economic risk of ownership of our Class A common stock. In addition, we only make cash payments of carried interest to our employees when profitable investments have been realized and after sufficient cash has been distributed to the investors in our funds.
Accounting and Tax Considerations
We consider the impact of accounting implications and tax treatment of significant compensation decisions. Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. As accounting standards and applicable tax laws develop, we may revise certain features of our executive compensation program to appropriately align our executive compensation program with our overall executive compensation philosophy and objectives. However, we believe that these are only some of the many relevant considerations of setting executive compensation and should not be permitted to compromise our ability to design and maintain compensation programs that are consistent with our compensation philosophy and objectives. Accordingly, we retain the discretion to pay compensation that is not tax deductible and/or could have adverse accounting consequences.
Compensation Committee Report
The compensation committee (the “Committee”) of the board of directors of Hamilton Lane Incorporated (“Hamilton Lane”) has submitted the following report for inclusion in this proxy statement:
The Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Committee’s review and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Hamilton Lane’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE Hartley R. Rogers, Chair David Berkman Mario L. Giannini O. Griffith Sexton Leslie F. Varon

Summary Compensation Table
    The following table sets forth the compensation earned for the periods indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)	Stock Awards (2) ($)		All Other Compensation ($)		Total ($)
Mario L. Giannini Executive Co-Chairman and former Chief Executive Officer	2024	350,000		—	—		26,295	(3)	376,295
	2023	350,000		—	—		308,386		658,386
	2022	350,000		—	—		361,477		711,477
Erik R. Hirsch Co-Chief Executive Officer	2024	325,000		2,100,000	824,899		647,994	(4)	3,897,893
	2023	325,000		2,100,000	835,687		2,391,037		5,651,723
	2022	325,000		2,168,750	784,355		743,333		4,021,438
Juan Delgado-Moreira(5) Co-Chief Executive Officer	2024	319,706		1,402,886	551,097		582,114	(6)	2,855,804
	2023	319,131		1,395,809	1,059,289		1,481,215		4,255,444
	2022	321,487		1,277,443	—		480,027		2,078,957
Jeffrey Armbrister Chief Financial Officer	2024	325,000		630,000	247,501		147,620	(7)	1,350,121
Andrea Anigati Kramer Chief Operating Officer	2024	325,000		924,125	362,980		562,321	(8)	2,174,427
Lydia Gavalis General Counsel and Secretary	2024	325,000		423,500	166,439		48,260	(9)	963,199
	2023	325,000		385,000	347,502		77,335		1,134,837
	2022	325,000		335,000	155,727		17,889		833,616
Drew T. Carl Chief Accounting Officer	2024	296,539	(10)	310,000	55,069		18,675	(11)	680,282
Atul Varma former Chief Financial Officer	2024	285,000		—	123,502	(12)	430,911	(13)	839,413
	2023	325,000		472,500	382,317		134,027		1,313,844
	2022	325,000		575,000	212,355		178,548		1,290,903

(1)    The amount shown represents the cash portion of the discretionary annual bonus. As further described in “—Compensation Discussion and Analysis—Determination of Compensation for Named Executive Officers—Annual Incentive Bonus”, a portion of each named executive officer’s discretionary annual bonus for fiscal 2024 was paid in restricted stock granted on March 14, 2024, which is not included in these amounts but is included in the “Stock Awards” column of this table.
(2)    This amount represents the aggregate grant-date fair value of restricted stock awards granted as the equity portion of the discretionary annual bonus and performance stock awards, computed in accordance with U.S. GAAP pertaining to equity-based compensation. See “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2024 Form 10-K. For the 2022 Performance Awards granted in fiscal 2023, the grant date fair value reported is based upon the probable outcome of the performance conditions described in “—Compensation Discussion and Analysis—Determination of Compensation for Named Executive Officers—Equity Awards—2017 Equity Plan” for Mr. Varma and Ms. Gavalis, which is also the maximum payout possible under the awards: each, $194,290. Mr. Varma forfeited his aforementioned 2022 Performance Award upon his separation from the Company on January 31, 2024.
(3)    This amount represents payments received in respect of the Company’s carried interest plans of $16,395 and company 401(k) contributions of $9,900.

(4)     This amount includes payments received in respect of the Company’s carried interest plans of $637,644 and company 401(k) contributions of $10,350.
(5)     Mr. Delgado-Moreira was paid in Hong Kong dollars (“HKD”), which for purposes of this presentation were converted to U.S. dollars at the average exchange rate for the 12 months ended March 31, 2024, 2023 and 2022 of 7.82, 7.83 and 7.77, respectively, U.S. dollars per HKD.
(6)    This amount includes payments received in respect of the Company’s carried interest plans of $582,114 and mandatory company contributions to the Hong Kong Mandatory Provident Fund of $2,302.
(7)    This amount represents payments received in respect of the Company’s carried interest plans of $137,270 and company 401(k) contributions of $10,350.
(8)    This amount represents payments received in respect of the Company’s carried interest plans of $551,971 and company 401(k) contributions of $10,350.
(9)    This amount represents payments received in respect of the Company’s carried interest plans of $37,910 and company 401(k) contributions of $10,350.
(10)    This amount represents salary received in fiscal 2024. In connection with his promotion to chief accounting officer effective April 14, 2023, Mr. Carl’s annual salary was increased from $210,000 to $300,000.
(11)    This amount represents payments received in respect of the Company’s carried interest plans of $2,376 and company 401(k) contributions of $16,298.
(12)    This amount represents the modification date fair value of equity-based awards, measured in accordance with Accounting Standards Codification (“ASC”) Topic 718 for the awards of time-based restricted stock accelerated pursuant to Mr. Varma’s Separation Agreement, as further defined and described in “Executive Compensation Arrangements—Executive Employment Agreements”. No stock awards were granted to Mr. Varma in fiscal 2024.
(13)    This amount represents payments received in connection with Mr. Varma’s separation from the Company, as further described in “Executive Compensation Arrangements—Executive Employment Agreements”, including a lump sum payment of $375,000 and accrued but unused paid time off of $8,646, as well as payments received in respect of the Company’s carried interest plans of $36,915 and company 401(k) contributions of $10,350.

Grants of Plan-Based Awards in Fiscal 2024
The following table sets forth the restricted stock awards granted to our named executive officers during fiscal 2024.

	Stock Awards

Name	Type	Grant Date	Board Approval Date	All other stock awards: Number of shares of stock or units (#)(1)	Grant date fair value of stock awards ($)(2)
Mario L. Giannini Executive Co-Chairman and former Chief Executive Officer		—	—	—	—
Erik R. Hirsch Co-Chief Executive Officer	Time-based Restricted Stock	3/14/2024	3/13/2024	8,029	824,899
Juan Delgado-Moreira Co-Chief Executive Officer	Time-based Restricted Stock	3/14/2024	3/13/2024	5,364	551,097
Jeffrey Armbrister Chief Financial Officer	Time-based Restricted Stock	3/14/2024	3/13/2024	2,409	247,501
Andrea Anigati Kramer Chief Operating Officer	Time-based Restricted Stock	3/14/2024	3/13/2024	3,533	362,980
Lydia Gavalis General Counsel and Secretary	Time-based Restricted Stock	3/14/2024	3/13/2024	1,620	166,439
Drew T. Carl Chief Accounting Officer	Time-based Restricted Stock	3/14/2024	3/13/2024	536	55,069

(1)    Each time-based restricted stock award vests in equal annual installments on the four successive anniversaries of the grant date.
(2)    Amounts reflect the grant date fair value of the time-based restricted stock awards, computed in accordance with ASC 718.

Outstanding Equity Awards at 2024 Fiscal Year End
    The following table sets forth the outstanding restricted stock awards held by our named executive officers as of March 31, 2024.

		Stock Awards
Name	Type	Grant Date	Number of Shares of Stock that Have Not Vested (#) (1)	Market Value of Shares of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (2)
Mario L. Giannini Executive Co-Chairman and former Chief Executive Officer		—	—	—	—	—
Erik R. Hirsch Co-Chief Executive Officer	Time-based Restricted Stock	3/14/2021	1,668	188,084
	Time-based Restricted Stock	3/14/2022	5,484	618,376
	Time-based Restricted Stock	3/14/2023	10,423	1,175,297
	Time-based Restricted Stock	3/14/2024	8,029	905,350
Juan Delgado-Moreira(4) Co-Chief Executive Officer	Time-based Restricted Stock	3/14/2021	1,076	121,330
	Time-based Restricted Stock	4/8/2022(4)	3,624	408,642
	Time-based Restricted Stock	3/14/2023	6,963	785,148
	Time-based Restricted Stock	3/14/2024	5,364	604,845
Jeffrey Armbrister Chief Financial Officer	Time-based Restricted Stock	3/14/2021	258	29,092
	Time-based Restricted Stock	3/14/2022	648	73,068
	2022 Performance Award	9/16/2022			13,044	1,470,841
	Time-based Restricted Stock	3/14/2023	1,230	138,695
	Time-based Restricted Stock	3/14/2024	2,409	271,639
Andrea Anigati Kramer Chief Operating Officer	Time-based Restricted Stock	3/14/2021	559	63,033
	Time-based Restricted Stock	3/14/2022	1,762	198,683
	2022 Performance Award	9/16/2022			13,044	1,470,841
	Time-based Restricted Stock	3/14/2023	4,169	470,096
	Time-based Restricted Stock	3/14/2024	3,533	398,381
Lydia Gavalis General Counsel and Secretary	Time-based Restricted Stock	3/14/2021	323	36,421

	Time-based Restricted Stock	3/14/2022	1,088	122,683
	2022 Performance Award	9/16/2022			6,522	735,421
	Time-based Restricted Stock	3/14/2023	1,911	215,484
	Time-based Restricted Stock	3/14/2024	1,620	182,671
Drew T. Carl Chief Accounting Officer	Time-based Restricted Stock	3/14/2022	89	10,036
	Time-based Restricted Stock	3/14/2024	536	60,439

(1)    Unless indicated otherwise, each time-based restricted stock award vests in equal annual installments on the four successive anniversaries of the grant date.
(2)    The value included in this table is based on the closing stock price of our Class A common stock as of March 28, 2024, the last trading day of our fiscal year.
(3)    The 2022 Performance Awards vest as described in “—Compensation Discussion and Analysis—Determination of Compensation for Named Executive Officers—Equity Awards—2017 Equity Plan”.
(4)    Mr. Delgado-Moreira’s time-based restricted stock award for fiscal 2022 service was approved by the board of directors on February 24, 2022, but the grant of that award was subject to the expiration of a notice period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The HSR Act notice period ended in fiscal 2023, and on April 8, 2022, Mr. Delgado-Moreira was awarded 7,248 shares of time-based restricted stock. This award vests in four equal annual installments, with the first vesting date being April 8, 2023. In June 2023, the board of directors approved a realignment of subsequent vesting dates for this award to March 14, 2024, 2025 and 2026.

Option Exercises and Stock Vested in Fiscal 2024
The following table sets forth the number of shares of Class A common stock resulting from the vesting of restricted stock awards and value realized for each of our named executive officers during fiscal 2024.

	Restricted Stock Awards
Name	Number of shares acquired on vesting (#)		Value realized on vesting ($)(5)
Mario L. Giannini Executive Co-Chairman and former Chief Executive Officer	—		—
Erik R. Hirsch Co-Chief Executive Officer	10,112	(1)	1,090,074
Juan Delgado-Moreira Co-Chief Executive Officer	8,588	(2)	858,869
Jeffrey Armbrister Chief Financial Officer	1,218	(1)	131,300
Atul Varma former Chief Financial Officer	6,682	(3)	787,808
Andrea Anigati Kramer Chief Operating Officer	3,651	(1)	393,578
Lydia Gavalis General Counsel and Secretary	1,955	(1)	210,749
Drew T. Carl Chief Accounting Officer	45	(4)	4,851

(1)    This amount includes time-based restricted stock awards granted in fiscal 2020, 2021, 2022 and 2023. Each award vests in four equal annual installments on the four successive anniversaries of the grant date.
(2)    This amount includes time-based restricted stock awards granted in fiscal 2020, 2021 and 2023. Each award vests in four equal annual installments on the four successive anniversaries of the grant date. Additionally includes Mr. Delgado-Moreira’s time-based restricted stock award approved in fiscal 2022 and granted in fiscal 2023. This award was approved by the board of directors on February 24, 2022, but was subject to the expiration of a notice period under the HSR Act. The HSR Act notice period ended in fiscal 2023, and on April 8, 2022, Mr. Delgado-Moreira was awarded 7,248 shares of time-based restricted stock. This award vests in four equal installments, with the first vesting date being April 8, 2023. In June 2023, the board of directors approved a realignment of subsequent vesting dates for this award to March 14, 2024, 2025 and 2026.
(3)    In connection with Mr. Varma’s separation from the Company, as further described in “Executive Compensation Arrangements—Executive Employment Agreements”, this amount includes accelerated vesting of time-based restricted stock awards granted in fiscal 2020, 2021, 2022 and 2023.
(4)    This amount includes time-based restricted stock awards granted in fiscal 2022. The award vests in four equal annual installments on the four successive anniversaries of the grant date.
(5)    The value realized on vesting is calculated as the number of shares of restricted stock multiplied by the closing price of our common stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the applicable named executive officer.

Executive Compensation Arrangements
Equity Compensation
2017 Equity Incentive Plan
Prior to our IPO, we adopted, and our sole stockholder approved, the 2017 Equity Plan. The 2017 Equity Plan is intended to advance the interests of Hamilton Lane by enhancing its ability to attract and retain employees, officers and non-employee directors, in each case who are selected to be participants in the plan, and by motivating them to continue working toward and contributing to the success and growth of Hamilton Lane. Persons eligible to receive awards under the 2017 Equity Plan include current and prospective employees, current and prospective officers and members of our board of directors who are not our employees.
The 2017 Equity Plan authorizes the award of incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock (including performance stock), restricted stock units (including performance stock units), bonus shares and dividend equivalents. We believe the variety of awards that may be granted under this plan gives us the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.
The 2017 Equity Plan is administered by the compensation committee. The compensation committee has the authority to interpret the 2017 Equity Plan and prescribe, amend and rescind rules and make all other determinations necessary or advisable for the administration of the plan. The 2017 Equity Plan permits the compensation committee to select the participants, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of Class A shares subject to awards, the term of the awards and the performance goals, if any, and to determine the restrictions applicable to awards and the conditions under which any restrictions will lapse. The compensation committee also has the discretion to determine the vesting schedule applicable to awards, provided that all awards (other than awards replaced as part of the Reorganization and bonus shares (as defined in the 2017 Equity Plan)) vest in no less than one year. In determining whether performance goals are met, the compensation committee is entitled to exercise any subsequent discretion otherwise authorized under the 2017 Equity Plan and may, in its discretion, exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals. Notwithstanding the foregoing, the 2017 Equity Plan prohibits the taking of any action with respect to an award that would be treated, for accounting purposes, as a “repricing” of such award at a lower exercise, base or purchase price, unless such action is approved by our stockholders.
The 2017 Equity Plan reserved for issuance 5,000,000 shares of Class A common stock (representing approximately 10% of the fully-diluted number of shares of Class A common stock outstanding immediately after the closing of our IPO), of which 2,413,491 shares remained available for future issuance as of March 31, 2024. The maximum number of Class A shares subject to awards (other than awards replaced as part of the Reorganization) that may be granted to any individual during any fiscal year is 200,000 and the maximum number of Class A shares subject to stock options and SARs (other than awards replaced as part of the Reorganization) that may be granted to any individual during a fiscal year is 100,000.
Awards granted under the 2017 Equity Plan are evidenced by award agreements. The terms of all options granted under the 2017 Equity Plan are determined by the compensation committee or its delegees, but may not extend beyond 10 years after the date of grant. Stock options and SARs granted under the 2017 Equity Plan will have an exercise price that is determined by the compensation committee, provided that, except in the case of awards replaced as part of the Reorganization, the exercise price shall not be less than the fair market value of a share of our Class A common stock on the date of grant.

Our board of directors has the authority to amend or terminate the 2017 Equity Plan at any time. Stockholder approval for an amendment will generally not be obtained unless required by applicable law or stock exchange rule or deemed necessary or advisable by our board of directors. At this year’s Annual Meeting, we are requesting stockholder approval, of the Amended and Restated 2017 Equity Incentive Plan, as described in Proposal No. 3 below. Unless terminated earlier by our board of directors, the 2017 Equity Plan will terminate on February 28, 2027. Amendments to outstanding awards, however, will require the consent of the holder if the amendment adversely affects the rights of the holder.
Carried Interest Compensation
2016 Carried Interest Plan
HLA maintains its Carried Interest Plan pursuant to which awards of cash and profits interests are made to certain employees of HLA who are key contributors to the success of the business.
Awards under the Carried Interest Plan consist of a portion of the profits and performance fees earned from managing various specialized funds and customized separate accounts, which is referred to as “Carried Interest.” The Carried Interest Plan is administered by management. Our compensation committee is generally responsible for reviewing and approving the aggregate pool of awards to be made to our employees as well as the specific awards to be made to our executive officers under the Carried Interest Plan and recommending the same to our board of directors for approval. Any awards granted to our executive officers ultimately must be approved by our board of directors.
On January 1 of each year, 25% of the potential Carried Interest related to each new specialized fund and customized separate account (referred to as “Employee Carry”) is allocated to an “Employee Carry Pool.” Participants in the Carried Interest Plan receive award agreements specifying the applicable Employee Carry Pool, the number of Employee Carry Pool points awarded to the participant (with each point representing a 1% share of the applicable Employee Carry Pool), and the vesting schedule applicable to the award. The awards vest annually over five years unless otherwise provided in the award agreement with the participant.
HLA may withhold amounts in order to satisfy tax withholding obligations and reserve accounts, and has the right to require participants to return distributions in order to satisfy “clawback” or similar obligations to the relevant specialized fund or customized separate account.
HLA’s compensation committee has the right to amend or terminate the Carried Interest Plan at any time. Consent of the participant is required when such amendment or termination adversely affects the terms of an award.
Predecessor Carried Interest Programs
Although the Carried Interest Plan was formally adopted in January 2016, HLA’s carried interest arrangements have operated since 2012 on terms substantially identical to those described above. Prior to 2012, each year, interests tied to future carry payments from each carry-earning specialized fund or customized separate account established in that year (totaling up to 25% of the carry) were awarded to participants by HLA’s Chief Executive Officer. Awards vested over three years, and once vested, the participant was entitled to receive in respect of that award a percentage interest in a portion of the carry for such specialized fund or customized separate account for the life of the fund or account, as and when earned and received. All such awards are now vested, but HLA has not yet earned the full amount of the carry to which it may be entitled from certain of the underlying specialized funds and customized separate accounts. Therefore, future distributions of carry by those funds and accounts will result in payments to participants, including members of management. The amount of these future payments, if any, to our named executive officers will be disclosed as required by SEC rules. Future awards will be made under the Carried Interest Plan rather than according to the terms of our prior carried interest programs.
Executive Employment Arrangements
    With the exception of Messrs. Varma and Delgado-Moreira, we do not have any employment, severance or change in control agreements with our named executive officers. However, upon a change in control, our 2017 Equity Plan provides for accelerated vesting of outstanding equity awards, in each case, that are not continued, assumed or replaced by the surviving or successor entity, that are held by participants, including our named executive officers. This provides assurances to our named executive officers and employees that their equity investment in Class A common stock will not be lost in the event of the sale, liquidation, dissolution or other change of control of Hamilton Lane. In addition, our Carried Interest Plan provides for modified vesting after termination of employment in certain circumstances.
Atul Varma
An offer letter between Mr. Varma and the Company, dated November 25, 2019, specified Mr. Varma’s compensation and benefits as our Chief Financial Officer. Pursuant to the offer letter, Mr. Varma was entitled to: (i) an annual base salary of $325,000; (ii) a bonus for fiscal 2021 service of up to 200% of his base salary, 20% of which was comprised of shares of restricted stock awarded under the 2017 Equity Plan, vesting in four equal annual installments, and discretionary bonuses for subsequent years of service; and (iii) participation in the Carried Interest Plan. In addition, Mr. Varma was entitled to participate in our health and welfare plans on the same terms offered to all plan participants.
On July 18, 2023, the Company entered into a Confidential Separation Agreement and General Release with Mr. Varma (the “Separation Agreement”). The Separation Agreement provides that, immediately upon his resignation as Chief Financial Officer and Treasurer and in order to transition his duties to Mr. Armbrister, Mr. Varma would serve as a senior advisor to the Company until the earlier of (i) January 31, 2024 or (ii) the date on which Mr. Varma secured new employment (the “Termination Date”). As consideration for his transition services, Mr. Varma would (i) continue to receive his base salary until the Termination Date and (ii) would receive a one-time, lump sum payment of $375,000. If the Termination Date occurred before January 31, 2024, the remaining base salary payments would accelerate and be paid as a lump sum. Mr. Varma’s awards of carried interest under the Carried Interest Plan would continue to vest through March 31, 2024, at which point any remaining unvested awards under the Carried Interest Plan would be forfeited. Our board of directors approved a modification to Mr. Varma’s outstanding time-based restricted stock awards under the 2017 Equity Plan to accelerate the vesting of such unvested awards as of the Termination Date, which was January 31, 2024, comprising 6,682 shares with an aggregate value on such date of $787,808. Mr. Varma forfeited all 6,522 shares of unvested 2022 Performance Awards under the 2017 Equity Plan as of January 31, 2024.
Juan Delgado-Moreira
    On May 23, 2016, Hamilton Lane (Hong Kong) Limited entered into an employment agreement with Mr. Delgado-Moreira providing that he would serve as Managing Director on the Fund Investment Team in Hong Kong beginning on June 1, 2016. In June 2018, Mr. Delgado-Moreira was promoted to Vice Chairman, and he was promoted to Co-Chief Executive Officer, effective January 1, 2024. His term of employment is terminable by either party upon 12 weeks’ written notice, except for a termination for cause, in which case no prior notice is required. Pursuant to the agreement, Mr. Delgado-Moreira is entitled to an annual base salary of 2,500,000 HKD (which was equivalent to $320,148 at the spot rate in effect on March 31, 2024), which may be increased periodically, and an annual bonus in an amount to be determined based on performance. Mr. Delgado-Moreira is entitled to private health coverage and also participates in the 2017 Equity Plan and our carried interest plans. In addition, as required by Hong Kong law, we made contributions to the Hong Kong Mandatory Provident Fund on behalf of Mr. Delgado-Moreira. In fiscal 2024, this contribution was $2,302, which is included in the “All Other Compensation” column of the Summary Compensation Table above.
Potential Payments upon Termination or Change in Control
Equity Awards
Under the 2017 Equity Plan, in the event of a Change in Control, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change in Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and a grantee experiences an involuntary termination of employment for reasons other than cause (as defined in the 2017 Equity Plan), or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then (i) outstanding options and SARs issued to a participant that are not yet fully exercisable will immediately become exercisable in full, (ii) all unvested restricted stock, restricted stock units, performance stock and performance stock units will become immediately fully vested and (iii) any performance objectives applicable to awards will be deemed to have been satisfied at the “target” level of performance specified in the award.
A “Change in Control” is defined in the 2017 Equity Plan as (i) any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, other than the current owners, their permitted transferees, and our employees, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities, (ii) a majority of our board of directors not being approved by the incumbent board of directors, (iii) a merger or consolidation in which our board does not represent a majority of the board of the post-transaction entity or where the pre-transaction HLI stockholders do not control at least a majority of voting interest of the post-transaction entity, (iv) stockholder approval of a liquidation or dissolution of the Company or (v) sale of all or substantially all of the Company’s assets to an entity not at least 50% beneficially owned by the pre-transaction HLI stockholders in substantially the same proportions as prior to the transaction.
If a Change in Control had occurred on March 31, 2024 and either (1) the surviving or successor entity continued, assumed or replaced awards and a named executive officer was involuntarily terminated for reasons other than cause, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and our compensation committee had not determined differently, unvested awards granted to our named executive officers would have vested on an accelerated basis as set forth below:

Named Executive Officer	Accelerated Vesting($)(1)
Mario L. Giannini	—
Erik R. Hirsch	2,887,107
Juan Delgado-Moreira	1,919,965
Jeffrey Armbrister	1,983,335
Atul Varma	—
Andrea Anigati Kramer	2,601,034
Lydia Gavalis	1,292,680
Drew T. Carl	70,475

(1)    Value based on the closing price ($112.76) of our Class A common stock on Nasdaq as of March 28, 2024, the last trading day of our 2024 fiscal year.

For terminations not in connection with a Change in Control, the consequences vary by type of award and reason for termination. For restricted stock with time-based vesting, a termination of service due to death or disability results in accelerated vesting of unvested awards. A termination of service for cause, as defined in the 2017 Equity Plan or, if applicable, the grantee’s employment agreement, results in a forfeiture of all unvested restricted stock and allows our compensation committee to require disgorgement of any profit, gain or other benefit received from prior awards that vested up to 12 months prior to the termination for cause. A termination of service for any other reason results in a forfeiture of awards that are unvested at the time of termination. Therefore, a termination for a reason other than death or disability does not generally result in incremental compensation to grantees. In the past, however, our board of directors has approved the accelerated vesting of awards that would have otherwise been subject to forfeiture upon the departure of an executive. In connection with Mr. Varma’s separation from the Company, and in consideration of his transition services, our board of directors approved the accelerated vesting, to his separation date, of all unvested shares of time-based restricted stock that otherwise would have been forfeited. The aggregate value of the Class A common stock subject to accelerated vesting was $787,808. Requests for such accelerated vestings are considered by the board of directors on a case-by-case basis. For performance stock, the only other type of award that is currently outstanding, a termination of service for any reason prior to the end of the performance period results in a forfeiture of all unvested performance stock with respect to such performance period, except as otherwise provided in a grantee’s employment agreement.
Assuming a termination due to death or disability on March 31, 2024, Mr. Armbrister and Mses. Kramer and Gavalis would have forfeited their outstanding Performance Awards, but all of our named executive officers (except for Mr. Varma) would have been entitled to accelerated vesting of outstanding restricted stock awards with time-based vesting. Messrs. Giannini, Hirsch, Delgado-Moreira and Carl would have realized the same amounts as are set forth in the table above, Mr. Armbrister would have realized $512,494, Ms. Kramer would have realized $1,130,193 and Ms. Gavalis would have realized $557,260.
Grantees of awards under the 2017 Equity Plan agree to customary non-disclosure covenants and, for those not otherwise subject to non-competition arrangements with Hamilton Lane, a six-month non-competition covenant for those who leave voluntarily in the absence of good reason (as defined in the 2017 Equity Plan).
Carried Interest Awards
Under our Carried Interest Plan, unvested awards are forfeited upon termination of service other than by reason of death. Upon termination of service by reason of death, the unvested portion of the award is treated as vested and eventual payments are made to the employee’s beneficiaries. In the case of a participant whose award is fully vested, any for-cause termination of employment (as defined in the Carried Interest Plan) results in the cancellation of all awards and a 100% forfeiture of any and all future amounts otherwise payable to the participant relating to such awards.
Because it is not currently possible to determine amounts of carried interest, if any, that may be earned in the future, we cannot provide a calculation of amounts that would be payable under the Carried Interest Plan if our named executive officers were terminated on March 31, 2024.

Mr. Delgado-Moreira’s Employment Agreement
As noted above, Mr. Delgado-Moreira’s employment may be terminated by either party on 12 weeks’ notice, during which he would continue to receive his salary and benefits and during which he may be placed on garden leave. The Company may elect to make a lump sum payment of owed amounts in lieu of the notice period. Therefore, assuming the Company elected to terminate Mr. Delgado-Moreira’s employment on March 31, 2024 and had no basis for a no-notice termination, as set out in the employment agreement, he would have been entitled to compensation worth 26,937,213 HKD (equivalent to $3,449,552 at the spot rate in effect on March 31, 2024), representing 12 weeks of salary and benefits continuation, including the scheduled vesting of unvested restricted stock and bonus in fiscal 2024 and statutory payments in connection with said termination. This amount assumes our compensation committee elected to allow vesting of awards after the notice of termination was delivered and before the termination date, in accordance with the terms of the 2017 Equity Plan. Restricted stock not vested as of March 31, 2024 would have been forfeited.
Effect on HLA Units
Many of our executive officers joined us prior to our IPO and purchased or were awarded equity of HLA, at least a portion of which they continue to own. Generally, an executive officer’s termination of employment does not affect that equity, and they would continue to be subject to various agreements, such as HLA’s operating agreement, the tax receivable agreement, exchange agreement and stockholders agreement. If an executive officer is terminated for cause, however, and he or she is a party to our stockholders agreement, the termination would result in the automatic conversion of his or her Class B units to Class C units and the mandatory redemption of the corresponding shares of Class B common stock. This would remove that individual’s right to vote that Class B common stock at meetings of our stockholders. The applicable definition of cause is as specified in any then-effective employment agreement with the employee, or in its absence, as set out in the HLA operating agreement. In the event of a change in control of HLI, a member of HLA can require an exchange of that member’s units into Class A common stock.
Pay Ratio Disclosure

Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of our Co-Chief Executive Officers, to that of our median employee. For the fiscal year ended March 31, 2024:
•the annual total compensation of our median employee was $148,320;
•the annual total compensation of Mr. Hirsch was $3,897,893; and

•the ratio of the annual total compensation of Mr. Hirsch to that of our median employee was 26 to 1.

•the annual total compensation of Mr. Delgado-Moirera was $2,855,804; and

•the ratio of the annual total compensation of Mr. Delgado-Moirera to that of our median employee was 19 to 1.

To identify the median employee for the purpose of providing the information above, we decided to use the same median employee as the previous year, as our employee base has not materially changed year-over-year. We previously examined the compensation of all of our employees (other than our Chief Executive Officer) as of March 31, 2023 using, based on our payroll records, a consistently applied compensation measure consisting of such employees’ annual salary and annual cash bonus. As we believe this measure reasonably reflects the annual compensation of our employees, carried interest payouts/awards, equity awards, sign-on bonuses, commissions,

401(k) and pension benefits and overtime pay were excluded from the calculation. In accordance with SEC rules, we included all employees, whether employed on a full-time or part-time basis, in this process other than 30 employees located in Canada (6), China (5), Germany (4), Israel (7), Italy (2), South Korea (5) and Sweden (1). The excluded employees represent less than 5% of our total global population of 619 employees as of March 31, 2023, consisting of 510 U.S. employees and 109 non-U.S. employees. Salaries of active employees as of March 31, 2023 who were employed for less than the full fiscal 2023 year were annualized. We reviewed all compensation in U.S. dollars, using the relevant exchange rate for any compensation paid in other currencies. In determining the annual total compensation of the median employee, we use the same methodology we use for our named executive officers for purposes of the Summary Compensation Table (“SCT”) above. Tax distributions made pursuant to HLA’s operating agreement, as described below under “Certain Relationships and Related-Party and Other Transactions—HLA Operating Agreement”, and payments made pursuant to the tax receivable agreement, as described below under “Certain Relationships and Related-Party and Other Transactions—Tax Receivable Agreement”, are not considered compensation and accordingly are not included in the pay ratio calculation above. Because the SEC rules for identifying the median employee and calculating the pay ratio under Item 402(u) of Regulation S-K allow companies to use different methodologies, exemptions, estimates and assumptions, the ratio may or may not be comparable to pay ratios presented by other companies.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing the following information regarding the relationship between executive “compensation actually paid”, as defined in Item 402(v) (“CAP”), and certain aspects of our financial performance for each of the last four completed fiscal years. For a more comprehensive description of our executive compensation program and the factors we use to determine pay for our named executive officers (“NEOs”), see the “Compensation Discussion and Analysis” section of this proxy statement. Accordingly, the table below provides information about CAP for our Principal Executive Officer (“PEO”) and the average CAP for our non-PEO NEOs alongside certain Company financial metrics during fiscal years 2024, 2023, 2022, and 2021. Because we had a PEO and then successor Co-PEOs in fiscal 2024, information is presented as to all three individuals.

Year	Mario L. Giannini		Erik R. Hirsch		Juan Delgado-Moreira		Average SCT Total for non-PEO NEOs (5) ($)	Average CAP to non-PEO NEOs (5) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (8) ($ millions)	Fee Related Earnings (9) ($ millions)
	SCT Total for PEO (1) ($)	CAP to PEO (2) ($)	SCT Total for PEO (1) ($)	CAP to PEO (2) ($)	SCT Total for PEO (1) ($)	CAP to PEO (2) ($)			Total Shareholder Return (6) ($)	Peer Group Total Shareholder Return (7) ($)
2024	376,295	376,295	3,897,893	4,631,205	2,855,804	3,595,627	1,201,488	1,643,962	220.10	226.73	140.86	193.34
2023	658,386	658,386					3,088,962	3,099,481	141.70	171.52	109.12	158.81
2022	711,477	711,477					1,959,255	1,997,115	144.58	189.87	145.99	144.25
2021	853,803	1,091,877					2,183,114	2,870,381	163.01	174.17	98.02	130.04

(1) Mr. Giannini served as PEO in all reported years. Messrs. Hirsch and Delgado-Moreira served as Co-PEOs in fiscal 2024, after Mr. Giannini transitioned to his current role.
(2) To calculate CAP, the following amounts were deducted from and added to Summary Compensation Table total compensation for each of the fiscal years shown for each PEO as well as for our non-PEO NEOs in accordance with the requirements of Item 402(v)(2)(iii):

	2024				2023		2022		2021
	Mario L. Giannini	Erik R. Hirsch	Juan Delgado-Moreira
	PEO ($)	PEO ($)	PEO ($)	Avg. Non-PEO NEOs ($)	PEO ($)	Avg. Non-PEO NEOs ($)	PEO ($)	Avg. Non-PEO NEOs ($)	PEO ($)	Avg. Non-PEO NEOs ($)
Summary Compensation Table Total	376,295	3,897,893	2,855,804	1,201,488	658,386	3,088,962	711,477	1,959,255	853,803	2,183,114
Deduct amounts reported in the Stock Awards column of Summary Compensation Table(w)	—	824,899	551,097	191,098	—	656,199	—	230,487	—	343,323
Add fair value(x) of current year equity awards at end of current fiscal year	—	864,709	577,694	174,428	—	729,244	—	341,195	—	349,342
Add change in fair value(x) of prior years’ equity awards that remained outstanding and unvested at end of current fiscal year	—	693,501	460,213	385,418	—	(15,720)	—	(57,354)	—	357,387
Add change in fair value(x) of prior years’ equity awards that vested during current fiscal year	—	—	253,015	115,023	—	(46,806)	—	(15,494)	238,074	323,861
Deduct fair value at end of prior fiscal year of equity awards that failed to meet vesting conditions in the current fiscal year(y)	—	—	—	41,297	—	—	—	—	—	—
CAP Total(z)	376,295	4,631,205	3,595,627	1,643,962	658,386	3,099,481	711,477	1,997,115	1,091,877	2,870,381

(w) Reflects the grant date fair value of equity-based awards as discussed in the Summary Compensation Table and the Grants of Plan-Based Awards table for each fiscal year shown.
(x) Reflects the measurement date fair value of equity-based awards, measured in accordance with ASC Topic 718 and in accordance with the SEC’s methodology for determining CAP for each fiscal year shown. The valuation methods and underlying assumptions are consistent with those disclosed in our financial statements as of the grant date for each award, including awards subject to performance conditions which are valued at the probable outcome of the award at each measurement date, and are further described in “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2024 Form 10-K. For performance stock awards, the grant date fair value reported is based upon the probable outcome of the performance conditions described in “—Compensation Discussion and Analysis—Determination of Compensation for Named Executive Officers—Compensation Elements—Equity Awards—2017 Equity Plan”.
(y) The only equity awards that failed to meet the applicable vesting conditions during the fiscal years shown were those forfeited by Mr. Varma in fiscal 2024 in connection with his separation from the Company, as further described in “Executive Compensation Arrangements—Executive Employment Agreements”.
(z) All applicable adjustments are listed herein. Regarding those items referenced in Item 402(v) that are not reflected: (1) no equity awards were granted during the fiscal years shown that vested within the same fiscal year; (2) dividend equivalent share accruals and vestings are not broken out separately as they are included in the fair value of the equity award to which they apply; (3) no equity awards were modified during the fiscal years shown except for those in connection with Mr. Varma’s separation from the Company, as further described in “Executive Compensation Arrangements—Executive Employment Agreements”; and (4) the Company does not offer pension plans to U.S.-based employees.
(5) The non-PEO NEOs were the following individuals for each of the fiscal years shown: 2024 – Mr. Armbrister, Mr. Varma, Ms. Kramer, Ms. Gavalis and Mr. Carl; 2023 – Mr. Varma, Mr. Hirsch, Mr. Delgado-Moreira and Ms. Gavalis; 2022 – Mr. Varma,

Mr. Hirsch, Mr. Delgado-Moreira, Ms. Gavalis and Kevin Lucey; and 2021 – Mr. Varma, Mr. Hirsch, Mr. Delgado-Moreira and Mr. Lucey, collectively, our non-PEO NEOs for each covered year as reported in the “Total” column of the Summary Compensation Table in this and prior years’ proxy statements.

(6) Total shareholder return (“TSR”) as calculated based on a fixed investment of $100 in our Class A common stock measured from the market close on March 31, 2020 (the last trading day of fiscal 2020) through and including the end of the fiscal year for each year reported in the table.

(7) Total shareholder return as calculated based on a fixed investment of $100 in the Dow Jones U.S. Asset Managers Index, measured from the market close on March 31, 2020 (the last trading day of fiscal 2020) through and including the end of the fiscal year for each year reported in the table. This is the same industry index used in our “Stock Performance Graph” in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our 2024 Form 10-K.

(8) “Net Income” as reported in our Annual Report on Form 10-K for the fiscal years ended March 31, 2024, 2023, 2022, and 2021.

(9) For purposes of Item 402(v)(2)(iii) and as further described below in “Tabular List of Most Important Performance Measures”, we have identified Fee Related Earnings (“FRE”) as our Company-Selected Measure. FRE is described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”—“Non-GAAP Financial Measures” of our 2024 Form 10-K. For a reconciliation of FRE to our Net Income for the relevant periods, please see Appendix A.

Description of Relationships between Financial Metrics and CAP

In accordance with the requirements of Item 402(v)(5), the graphs below depict the relationships between PEO and non-PEO CAP and the financial metrics included in the table above. For purposes of these graphs “EH” refers to Mr. Hirsch, “JDM” refers to Mr. Delgado-Moreira, and “MG” refers to Mr. Giannini.

Tabular List of Most Important Performance Measures

As described in “Compensation Discussion and Analysis” above, we do not evaluate CAP as calculated pursuant to Item 402(v)(2) as part of our executive compensation determinations. Further, our bonus program is fully discretionary, and we do not utilize bonus targets or specific formulas for awarding annual individual bonuses to NEOs. However, the size of our bonus pool for bonus-eligible employees is determined by our operating results and the amount of incentive fee revenue and investment gains on our strategic investments recognized during the fiscal year. Accordingly, in accordance with the requirements of Item 402(v)(6), the following is the only financial performance measure used by the Company to link CAP of our NEOs for fiscal 2024 to Company performance.

Most Important Performance Measures
•	Fee Related Earnings

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to the Company’s equity compensation plans as of March 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Stockholders(1)	—	—	3,270,819(2)
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	—	—	3,270,819

(1) These plans consist of the Company’s 2017 Equity Plan and ESPP.
(2) Includes 2,413,491 shares of our Class A common stock available for issuance under our 2017 Equity Plan and 857,328 shares of our Class A common stock available for issuance under our ESPP.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. Prior to submitting your vote, we encourage you to read our Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures for details about our executive compensation program, including the information about the fiscal 2024 compensation of our named executive officers.
Based on the advisory vote at our 2019 annual meeting of stockholders, it is our current policy to conduct an advisory vote on the compensation of our named executive officers on an annual basis.
As discussed in more detail in the Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate, reward, measure and retain skilled executive officers. In order to make working at Hamilton Lane an attractive proposition, we have developed a comprehensive total rewards compensation program. The elements of this program are designed to recognize and reward individual performance and recognize contributions that align with and drive positive business results. Our board of directors and compensation committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers has supported and contributed to our success.
Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” this proposal and the following resolution:
“RESOLVED, that the stockholders of Hamilton Lane Incorporated approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures.”
Because your vote is advisory, it will not be binding upon the board of directors. However, the compensation committee and the board of directors will, as deemed appropriate, take into account the outcome of the vote when considering future decisions affecting executive compensation.
The board of directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED HAMILTON LANE INCORPORATED 2017 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve an amendment and restatement of the Hamilton Lane Incorporated 2017 Equity Incentive Plan, or the 2017 Equity Plan, to increase the number of shares of our Class A common stock reserved for issuance under the 2017 Equity Plan, extend the term of the 2017 Equity Plan, and make certain other changes to the 2017 Equity Plan.
Our board of directors believes that the 2017 Equity Plan, as amended and restated (the “Restated Plan”), will continue to advance our long-term success by (i) encouraging the long-term commitment of key employees, non-employee directors and consultants and motivating their performance by means of long-term performance-related incentives, (ii) attracting and retaining outstanding individuals by providing incentive compensation opportunities, and (iii) enabling participation by key employees, non-employee directors and consultants in the long-term growth and financial success of the Company.
The 2017 Equity Plan originally became effective on March 1, 2017. On June 20, 2024, the Board approved the Restated Plan, subject to stockholder approval. The Restated Plan will become effective on the date it is approved by our stockholders.
Stockholder Approval and Board of Directors Recommendation
Stockholder approval of the Restated Plan is being sought in order to (i) satisfy the stockholder approval requirements of the Nasdaq listing standards for certain of the amendments included in the Restated Plan, including the increase in the number of shares available for issuance under the Restated Plan by 5,000,000 shares, and the extension of the term of the Restated Plan to the date that is 10 years after stockholder approval of the Restated Plan, and (ii) obtain stockholder approval of provisions relating to incentive stock options under Internal Revenue Code (“Code”) Section 422.
Our board of directors recommends that our stockholders vote FOR approval of the Restated Plan.
Basis for the Requested Share Reserve Increase
Approval of the Restated Plan will help ensure that we continue to have sufficient shares available for (i) our annual grants to employees and directors and (ii) grants to potential new hires.
In determining the amount of the share reserve for the Restated Plan, our compensation committee considered, in addition to the factors cited above, a number of factors, including the following:
•Historical equity award burn rate. Our three-year average value-adjusted “burn rate” was 0.9% for fiscal years 2022 through 2024. We calculated value-adjusted burn rate by dividing (i) the number of full value awards multiplied by the stock price by (ii) the weighted-average number of shares multiplied by the stock price.

Fiscal Year	Shares Granted	Basic Weighted Average Number of Common Shares Outstanding	Value-Adjusted Burn Rate
2024	134,538	37,858,177	0.4%
2023	756,497	37,059,654	2.0%
2022	139,537	36,511,507	0.4%
3-Year Average	343,524	37,143,113	0.9%

•Overhang. As of July 10, 2024, we have outstanding equity awards under the Restated Plan covering approximately 831,569 shares. As of that date, the closing price of a share of our Class A common stock on Nasdaq was $129.12. These outstanding equity awards (commonly referred to as the “overhang”), together with the approximately 2,433,927 shares currently available under the 2017 Equity Plan (as of July 10, 2024), represent approximately 6.0% of the fully diluted number of shares of our Class A common stock. The dilutive impact of the additional 5,000,000 shares that would be available for issuance under the Restated Plan would increase the overhang by approximately 9% percentage points to approximately 15% based on our fully diluted number of shares of our Class A common stock as of July 10, 2024.

•Expected share usage and burn rate. Generally, we expect to continue making equity awards consistent with our past practices, and to maintain an average annual burn rate over the next three years in line with our average for the fiscal 2022–2024 period, excluding certain awards to our Co-Chief Executive Officers to be granted during our 2025 fiscal year. On that basis, our compensation committee anticipates that the 5,000,000 additional shares available for future awards under the Restated Plan would be sufficient for equity awards for approximately seven to 10 years at the current stock price.
Expectations regarding future share usage under the Restated Plan are naturally based on a number of assumptions regarding factors such as our future stock price performance, future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, and the level at which performance-based awards pay out. While the compensation committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.
Features of the Restated Plan
The Restated Plan continues to include a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•No repricing of underwater options or stock appreciation rights without stockholder approval. The Restated Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•No evergreen. The Restated Plan does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant.
•No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.
•No payment of dividends or dividend equivalents on certain awards. The Restated Plan prohibits the payment of dividends or dividend equivalents on options, SARs and restricted stock.
•Annual limit on non-employee director compensation. The Restated Plan subjects all compensation paid to individual non-employee directors under the Restated Plan to an annual limit of $500,000.
•No excise tax gross-ups. The Restated Plan does not provide for any gross-up payments to offset any excise tax expenses.

•Clawback. The Restated Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time, or as otherwise required by law. For more information about our current executive compensation recoupment policies, see “Corporate Governance—Compensation Recovery Policy.”
Description of the Restated Plan
The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached as Appendix B to this proxy statement.
General
The Restated Plan reserves 10,000,000 shares of Class A common stock (each share, a “Class A share”) for issuance under the Restated Plan. This overall share limit applies to Class A shares issued pursuant to all awards made under the 2017 Equity Plan, including any shares that were issued with respect to awards that were made under the 2017 Equity Plan in substitution of outstanding awards under the pre-IPO Hamilton Lane Advisors, L.L.C. 2003 Class C Interest Incentive Plan. The substituted awards are referred to as “HLA Substitution Awards.”
The maximum number of Class A shares subject to (i) awards that may be granted to any individual during any fiscal year is 200,000 and (ii) stock options and SARs that may be granted to any individual during a fiscal year is 100,000, in each case, other than (a) with respect to awards granted to our Co-Chief Executive Officers prior to the last day in our 2025 fiscal year and (b) HLA Substitution Awards.
All share limits are subject to adjustments by the compensation committee for share splits, share dividends, recapitalizations and other similar transactions or events.
Class A shares that are issued under the Restated Plan will be applied to reduce the maximum number of Class A shares remaining available for issuance under the Restated Plan. Any Class A shares subject to an award that, at any time, expires, is forfeited, cancelled or terminated for any reason or is settled in cash will not count towards the maximum number of Class A shares that may be issued under the Restated Plan and will be available for future awards. Similarly, if an option is exercised by surrendering shares or if tax withholding requirements are met by withholding shares, only the number of shares net of the shares surrendered or withheld will be deemed delivered under the Restated Plan. However, an option or SAR that is cancelled will continue to count toward the maximum number of options or SARs that may be granted to a single grantee.
Plan Administration
The Restated Plan is administered by our compensation committee. The compensation committee has the authority to interpret the Restated Plan and prescribe, amend and rescind rules and make all other determinations necessary or advisable for the administration of the Restated Plan. The Restated Plan permits the compensation committee to select the grantees, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of Class A shares subject to awards, the term of the awards and the performance goals, if any, and to determine the restrictions applicable to awards and the conditions under which any restrictions will lapse. The compensation committee also has the discretion to determine the vesting schedule applicable to awards. The compensation committee also may amend the terms of outstanding awards, subject to certain provisions set forth in the plan.
Except in connection with equity restructurings and other changes in the Company’s capitalization in which share adjustments are specifically authorized, the Restated Plan prohibits the compensation committee from repricing any outstanding “underwater” options or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in exchange for a replacement option or SAR award having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property or a “full value award.”

To the extent permitted by applicable law and stock exchange rules, the compensation committee may delegate to one or more executive officers of the Company the authority to (i) grant awards to eligible participants who are not subject to reporting and other provisions of Section 16 of the Exchange Act and (ii) take any other actions delegated by the compensation committee, provided that the delegation complies with applicable law. The compensation committee may also delegate non-discretionary administrative responsibilities in connection with the Restated Plan to such other persons as it deems advisable.
Eligibility for Awards
Employees and consultants of the Company and its affiliates, and non-employee directors of the Company may be selected by the compensation committee to receive awards under the Restated Plan. As of July 10, 2024, there were approximately 740 employees, four non-employee directors and an indeterminate number of consultants and advisors who are eligible to participate in the Restated Plan.
Types of Awards
The compensation committee may grant stock options, SARs, restricted stock (including performance stock), restricted stock units (including performance stock units), dividend equivalents and bonus shares. These types of awards are described in more detail below.
Stock Options. Stock options entitle the optionee to purchase Class A shares at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only nonqualified stock options may be granted to non-employee directors.
The compensation committee determines the terms of the options, including the number of Class A shares subject to the option, the exercise price and when the option becomes exercisable. The option term may not exceed ten years from the date of grant (or five years for incentive stock options granted to a holder of more than 10% of our common stock), and the per-share exercise price of options (other than HLA Substitution Awards) may not be less than 100% of the fair market value of a Class A share on the date the option is granted (or 110% for incentive stock options granted to a holder of more than 10% of our common stock).
When a grantee terminates service with the Company, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to three months after termination of service, unless the award agreement provides otherwise. If the employee, non-employee director or consultant terminates his or her service with the Company due to disability, his or her options generally remain exercisable for up to one year after termination of service, unless the award agreement provides otherwise. If the employee, non-employee director or consultant terminates service with the Company due to death, or dies following his or her termination of service but prior to the expiration of the option, his or her options generally remain exercisable for up to one year after the date of the grantee’s death unless the award agreement provides otherwise.
Stock Appreciation Rights. The compensation committee may award SARs to employees, non-employee directors and consultants. A SAR entitles the grantee to receive an amount equal to the excess of the fair market value of the Class A shares on the date of exercise over the fair market value on the date of grant. The compensation committee determines when the SAR becomes exercisable and whether the appreciation will be paid in cash, Class A shares, or a combination of cash and Class A shares. When an employee, non-employee director or consultant terminates service, dies or becomes disabled, his or her SARs may expire before the end of the otherwise applicable SAR term. The period during which the SAR may be exercised is the same as the period for options, discussed above.
Restricted Stock. The compensation committee may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Class A shares that is subject to certain restrictions during a specified period. The compensation committee determines the length of the restriction period and the conditions, such as an employee’s continued employment with the Company or the achievement of certain performance goals, which must be met for the restrictions to lapse. The Company holds the Class A shares and retains dividends paid during the restriction period, and the grantee cannot transfer the Class A shares before termination of that period. The grantee is, however, generally entitled to vote the Class A shares.
For performance stock awards, the restrictions lapse only to the extent performance goals established by the compensation committee are met.
The compensation committee may, but is not required to, select one or more performance criteria for each performance stock award from the following list: revenues, profit, consolidated net after-tax profit, income from operations, return on assets, return on net assets, return on equity, return on capital, market price appreciation of common shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, average share price, operating profit margin, net income margin, cash flow, market share, revenue growth, net revenue growth, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a department, a division, a unit or to the Company and/or one or more Company affiliates and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an applicable index.
The compensation committee has discretion to exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost of approved corporate initiatives, and other matters that management may recommend to the compensation committee.
Restricted Stock Units. The compensation committee may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Class A share or cash equal to the fair market value of a Class A share, when the restricted stock unit vests. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number and type of restricted stock units granted. The compensation committee determines the conditions, such as continued service with the Company or the achievement of certain performance goals, that must be met for restricted stock units to vest. The compensation committee may provide for the payment or crediting of dividend equivalents on stock unit awards, which generally will be subject to the same vesting conditions as the underlying units.
Performance stock units vest only to the extent performance goals established by the compensation committee are met. The compensation committee may select from the performance goals described above for restricted stock and the compensation committee has discretion to exclude the positive and/or negative results of material events as described above for restricted stock.
Bonus Shares. The compensation committee may issue unrestricted Class A shares to grantees, in such amounts and subject to such terms and conditions as the compensation committee may determine.
Vesting
A grantee’s termination of service due to death and/or disability results in accelerated vesting of unvested awards. A termination of service for cause, as defined in the Restated Plan or, if applicable, the grantee’s employment agreement, results in a forfeiture of all unvested awards and allows the compensation committee to require disgorgement of any profit, gain or other benefit received from prior awards that vested up to 24 months prior to the termination for cause. A termination of service for any other reason (other than a Change in Control as defined below) results in a forfeiture of awards that are unvested at the time of termination.
Change in Control
Under the Restated Plan, in the event of a Change in Control, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change in Control. If (i) such awards are continued, assumed, or replaced by the surviving or successor entity, and a grantee experiences an involuntary termination of employment for reasons other than cause (as defined in the Restated Plan) within 24 months following the Change in Control, or (ii) such awards are not continued, assumed or replaced by the surviving or successor entity, then (a) all outstanding options and SARs issued to a participant that are not yet fully exercisable will immediately become exercisable in full, (b) all unvested restricted stock, restricted stock units, performance stock and performance stock units will become immediately fully vested and (c) any performance objectives applicable to awards will be deemed to have been satisfied at the “target” level of performance specified in the award.
A “Change in Control” is defined in the Restated Plan as (i) any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, other than the current owners, their permitted transferees, and our employees, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities, (ii) a majority of our board of directors not being approved by the incumbent board of directors, (iii) a merger or consolidation in which our board of directors does not represent a majority of the board of the post-transaction entity or where the pre-transaction stockholders do not control at least a majority of voting interest of the post-transaction entity, (iv) stockholder approval of a liquidation or dissolution of the Company or (v) sale of all or substantially all of the Company’s assets to an entity not at least 50% beneficially owned by the pre-transaction stockholders in substantially the same proportions as prior to the transaction.
Miscellaneous
Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution, subject to the vesting provisions set forth in the Restated Plan. Non-employee directors may transfer non-qualified stock options and SARs to certain permitted transferees for no consideration, however, and the compensation committee has the authority to permit similar transfers with respect to other non-qualified stock options and SARs. In addition, the compensation committee may permit shares of restricted stock to be transferred on the terms and conditions it determines.
Amendment/Termination. The compensation committee may amend outstanding awards. Our board of directors may amend or terminate the Restated Plan at any time and for any reason. Unless terminated earlier, the Restated Plan will terminate on the ten-year anniversary of the date that the Restated Plan is approved by our stockholders.
Restrictive Covenants. Participants under the Restated Plan are prohibited from engaging in “competition” (as defined in the Restated Plan) while employed by, or providing services to, the Company or any Company affiliate. In addition, to the extent permitted by law, upon a participant’s termination of service for any reason, the participant may not engage in competition for a period of six months following such termination date. Participants are also prohibited from disclosing or using any confidential proprietary information belonging to or relating to the Company or any Company affiliate, other than in the participant’s good-faith performance of services to the Company or any Company affiliate.
U.S. Federal Income Tax Consequences
The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Restated Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.
Non-Qualified Stock Options. The grant of a non-qualified option does not result in federal income tax consequences for the participant or a deduction for the Company. When a non-qualified option is exercised, the participant will generally recognize ordinary income equal to the difference between the fair market value of the Class A shares acquired (on the date of exercise) and the exercise price. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income. The participant’s basis in the Class A shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class A shares on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period).
Incentive Stock Options. The grant of an incentive option does not result in federal income tax consequences for the participant or a deduction for the Company. Additionally, a participant will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option; however, the difference between the fair market value of the Class A shares acquired on the date of exercise and the exercise price will generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the participant holds the stock received on exercise of an incentive stock option for a required period of time (a minimum of two years from the date of grant and one year from the date of exercise), the participant will have a long-term capital gain (or loss) when the stock is later disposed of. If the participant does not hold the stock for the required period of time, the participant will generally have ordinary income when the stock is disposed of.
Restricted Stock. A participant will not recognize taxable income when an award of restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the award holder makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the fair market value of the shares of restricted stock at such time. The Company is entitled to a corresponding deduction at the time ordinary income is recognized by the award holder.
Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. Stock unit awards and other equity-based awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income.
Section 162(m) of the Code. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to “covered employees.” Therefore, the Company will be unable to receive a full income tax deduction for any award granted to a covered person under Section 162(m) under the Restated Plan to the extent it causes such employee’s annual compensation to exceed $1,000,000.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Plan Benefits: Awards Granted under the Restated Plan
Because grants under the Restated Plan are subject to the discretion of the compensation committee, awards under the Restated Plan that may be made in the future are not determinable, except as provided in the table below. Information regarding awards granted under the 2017 Equity Plan during fiscal 2024 to our named executive officers is provided in the table under the caption “Grants of Plan-Based Awards in Fiscal 2024” in this proxy statement.

In June 2024, our board of directors approved the grant of 544,000 shares of performance stock, or the 2024 Performance Awards, to each of the Co-Chief Executive Officers under the Restated Plan, after obtaining stockholder approval of the Restated Plan. For more information about the 2024 Performance Awards, including the expected vesting conditions, see “—Compensation Discussion and Analysis—Post-Fiscal Year End Actions.” Our board of directors also intends to consider a series of five annual awards of 30,000 shares of time-based restricted stock to each of the Co-Chief Executive Officers over the next five years, subject to the satisfaction of certain performance conditions prior to each grant date, with the first of such awards to be considered in March 2025. Since the grant of the annual Co-Chief Executive Officer awards are within the discretion of our board of directors and certain performance conditions must be met prior to each grant, we have not included the potential future annual grants in the table below.
In addition, under the Company’s current director compensation program, each of our non-employee directors receives an annual retainer of $200,000, all or a portion of which may be paid in the form of time-based restricted stock awards under the Restated Plan, at the election of the non-employee director. For more information about the Company’s current director compensation program, see “Director Compensation.”

Restricted Stock Awards
Name and Position	Dollar Value		Number of Shares
Mario L. Giannini Executive Co-Chairman and former Chief Executive Officer	—		—
Erik R. Hirsch Co-Chief Executive Officer	41,447,360	(1)	544,000
Juan Delgado-Moreira Co-Chief Executive Officer	41,447,360	(1)	544,000
Jeffrey Armbrister Chief Financial Officer	—		—
Atul Varma Former Chief Financial Officer	—		—
Andrea Anigati Kramer Chief Operating Officer	—		—
Lydia Gavalis General Counsel and Secretary	—		—
Drew T. Carl Chief Accounting Officer	—		—
All executive officers as a group	82,894,720		1,088,000
All non-executive directors as a group(2)	—		—
Employees excluding executive officers	—		—

(1) Value reflects the estimated grant date fair value of equity-based awards, measured in accordance with ASC Topic 718, as if such awards had been granted on March 31, 2024.

(2) Each non-employee director may elect to receive such non-employee director’s annual retainer in the form of cash, time-based restricted stock awards, or a combination of both. Such election has not yet occurred; therefore, the amounts to be granted under the Restated Plan, subject to stockholder approval, are not determinable at this time.

The board of directors recommends a vote “FOR” the approval of the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
The Reorganization
Hamilton Lane Incorporated is a holding company with no direct operations. Our principal asset is our equity interest in HLA. We serve as the managing member of HLA and operate and control all of its business and affairs.
In connection with our IPO, we completed a series of reorganization transactions, referred to collectively as the “Reorganization”, where, among other things, HLA amended its operating agreement; we and the other parties thereto entered into the tax receivable agreement, the exchange agreement, the stockholders agreement and the registration rights agreement; and we acquired from legacy members of HLA certain membership interests using a portion of the proceeds of our IPO, and, in some cases, in exchange for our Class A common stock, and issued Class B common stock to certain continuing members of HLA. From time to time, HLA members may exchange membership interests in HLA for shares of our Class A common stock or, at our election, for cash.
The following are summaries of certain provisions of our related-party agreements, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements and any applicable amendments have been filed with the SEC and are incorporated by reference as exhibits to our 2024 Form 10-K, and are available electronically on the website of the SEC at www.sec.gov.
HLA Operating Agreement
In connection with our IPO and the Reorganization, the members of HLA amended and restated the limited liability company operating agreement of HLA (as amended to date, the “HLA Operating Agreement”). We hold all of the Class A units in HLA, and serve as its managing member, and thus control all of the business and affairs of HLA and its subsidiaries. Holders of Class B units and Class C units generally do not have voting rights under the HLA Operating Agreement.
Class A units, Class B units and Class C units have the same economic rights per unit. Accordingly, the holders of our Class A common stock (through us), the Class B holders and the Class C holders hold approximately 74%, 25% and 1%, respectively, of the economic interests in our business as of July 10, 2024.
We do not intend to cause HLA to issue additional Class B units (and consequently, we do not intend to issue additional shares of Class B common stock) or Class C units in the future, other than as described below.
Net profits and net losses of HLA are generally allocated, and distributions by HLA are made, to its members pro rata in accordance with the number of membership units of HLA they hold. HLA will make distributions to the holders of its membership units, which include us, for the purpose of funding tax obligations in respect of HLA that are allocated to them. However, HLA may not make tax distributions to its members if doing so would violate any agreement to which it is then a party.
At any time we issue a share of our Class A common stock for cash, the net proceeds received by us will be promptly used to acquire a Class A unit, unless such proceeds are used to settle an exchange of a Class B unit or Class C unit for cash. At any time we issue a share of our Class A common stock upon an exchange of a Class B unit or Class C unit or settle such an exchange for cash, described below under “—Exchange Agreement,” we will contribute the exchanged unit to HLA, and HLA will issue to us a Class A unit. At any time we issue a share of our Class A common stock pursuant to any of our equity plans, we will contribute to HLA all of the proceeds that we receive (if any), and HLA will issue to us an equal number of its Class A units, having the same restrictions, if any, as are attached to the shares of Class A common stock issued under the plan. If we issue other classes or series of our equity securities, HLA will issue to us an equal amount of equity securities of HLA with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we retire any shares of our Class A common stock for cash, HLA will, immediately prior to such retirement, redeem an equal number of Class A units held by us, upon the same terms and for the same price, as the shares of our Class A common stock are retired. In addition, membership units of HLA, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions.
Class A units may be issued only to us, the managing member of HLA, and are non-transferable. Class B units and Class C units may be issued only to give effect to changes in such units or our common stock as described above. A distinction between Class B units and Class C units is that the Class C holders did not receive any shares of our Class B common stock in respect of their Class C units. Class B units and Class C units may not be transferred, except with our consent or to a permitted transferee, subject to such conditions as we may specify. In addition, Class B holders may not transfer any Class B units to any person unless he, she or it transfers an equal number of shares of our Class B common stock to the same transferee.
Under the HLA Operating Agreement, we can require the holders of Class B units and Class C units to sell all of their interests in HLA into certain acquisitions of HLA and, in some circumstances, those holders may require us to include some or all of those interests in such a transaction.
We have the right to determine when distributions will be made to holders of units and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, such distribution will be made to the holders of Class A units, Class B units and Class C units on a pro rata basis in accordance with the number of units held by such holder.
The holders of units, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of HLA. Net profits and net losses of HLA will generally be allocated to holders of units (including us) on a pro rata basis in accordance with the number of units held by such holder. The HLA Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of the units. Generally, tax distributions will equal the taxable income of HLA multiplied by an assumed tax rate, which is the highest combined U.S. federal and state and local tax rate applicable to any natural person residing in, or corporation doing business in, at the election of HLI, San Francisco, California, New York City or such other jurisdiction as the holders of a majority of the then outstanding Class B units and Class C units, voting together as a single class, consent to in writing. Subject to certain limitations, HLA will distribute tax distributions to holders of units based on their respective number of units for the period covered by the distribution. The pro rata tax distribution amounts will be increased to the extent necessary so that the amount distributed to us is sufficient to enable us to pay our actual tax liabilities and our other expenses and costs (including amounts payable under the tax receivable agreement).
The HLA Operating Agreement provides that HLA may elect to apply an allocation method with respect to certain HLA investment assets that were held at the time of the closing of our IPO that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to us and corresponding items of gain being specially allocated to the other members of HLA. In conjunction therewith, the tax receivable agreement provides that we will pay over to the other HLA members 85% of the net tax savings to us attributable to those tax losses.
The HLA Operating Agreement provides that it may be amended, supplemented, waived or modified by us in our sole discretion without the approval of any other holder of units, except that no amendment can adversely affect the rights of a holder of any class of units without the consent of holders of a majority of the units of such class.

Tax Receivable Agreement
We used a portion of the proceeds from our IPO to purchase membership units of HLA from certain of the legacy direct and indirect members of HLA. In addition, the legacy direct and indirect members of HLA may exchange their Class C or Class B units for shares of our Class A common stock on a one-for-one basis or, at our election, for cash. When a Class B unit is exchanged, a corresponding share of our Class B common stock will automatically be redeemed by us at par value and canceled. As a result of this initial purchase and any subsequent exchanges, we are entitled to a proportionate share of the existing tax basis of the assets of HLA. In addition, HLA has in effect an election under Section 754 of the Internal Revenue Code, which has resulted, and may in the future result, in increases to our share of the tax basis of the assets of HLA. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets.
In connection with our IPO and the Reorganization, we entered into a tax receivable agreement with the legacy members of HLA. The agreement requires us to pay to such members (or their owners) 85% of the amount of tax savings, if any, that we realize (or are deemed to realize in the case of an early termination payment, a change in control or a material breach by us of our obligations under the tax receivable agreement, as discussed below) as a result of any possible increases in tax basis described above and of certain other tax benefits attributable to payments under the tax receivable agreement itself. In addition, the HLA Operating Agreement provides that HLA may elect to apply an allocation method with respect to certain HLA investment assets that were held at the time of the closing of our IPO that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to HLI and corresponding items of gain being specially allocated to the other members of HLA. In conjunction therewith, the tax receivable agreement provides that HLI will pay over to the other HLA members 85% of the net tax savings to HLI attributable to those tax losses. These are our obligations and not obligations of HLA. For purposes of the tax receivable agreement, the benefit deemed realized by us is computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no such increase to the tax basis of the assets of HLA, and had we not entered into the tax receivable agreement. The tax receivable agreement became effective immediately upon the consummation of our IPO and will remain in effect until all such tax benefits have been utilized or expired, unless the agreement is terminated early, as described below. We believe that a substantial portion of the intangible assets, including goodwill, of HLA at the time of our IPO, and at the time of any subsequent exchange of units, that are allocable to the membership units of HLA acquired or deemed acquired in taxable transactions by us from legacy direct or indirect members of HLA, are amortizable for tax purposes. We and our stockholders retain the remaining 15% of the tax benefits that we realize or are deemed to realize. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:
•the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of HLA at the time of each purchase or exchange;
•the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of HLA is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;
•the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased tax deductions will not be available;

•the amount and timing of our income—we expect that the tax receivable agreement will require us to pay 85% of the deemed benefits as and when deemed realized. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in future tax years. The utilization of any such tax attributes will result in payments under the tax receivable agreement; and
•tax rates in effect at the time that we realize the relevant tax benefits.
The payments that we may make under the tax receivable agreement could be substantial.
We have the right to terminate the tax receivable agreement in whole or, in certain circumstances, in part, at any time. In addition, the tax receivable agreement will terminate early upon certain mergers or consolidations or other changes of control or if we materially breach our obligations under the tax receivable agreement. If we exercise our right to terminate the tax receivable agreement, or if the tax receivable agreement is terminated early in accordance with its terms, our payment obligations under the tax receivable agreement will be accelerated and will become due and payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on a discount rate equal to the lesser of (x) 7.5% and (y) SOFR plus 400 basis points and on certain assumptions, including that (i) we will have sufficient taxable income to use in full the deductions arising from any increased tax basis and (ii) except in the case of a partial termination, all Class B units and Class C units outstanding on the termination date are deemed to be exchanged on the termination date. As a result, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our actual cash tax savings. In the past, we have exercised our right to terminate the tax receivable agreement in part with respect to certain non-employee individuals who had exchanged all of their Class B units and Class C units and were not subject to Section 16 of the Exchange Act, which resulted in early termination payments. We did not exercise our termination rights during fiscal 2024 and thus, no early termination payments were due for that period.
Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the tax receivable agreement in a manner that does not correspond to our use of the corresponding tax benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of SOFR plus 100 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of SOFR plus 500 basis points. Because of our structure, our ability to make payments under the tax receivable agreement is dependent on the ability of HLA to make distributions to us. The ability of HLA to make such distributions will be subject to, among other things, restrictions in our loan agreements (as amended) with JPMorgan Chase & Co., as successor to First Republic Bank, copies of which have been filed with the SEC and are incorporated by reference as exhibits to our 2024 Form 10-K. If we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid.
Payments under the tax receivable agreement will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the IRS to challenge a tax basis increase, we will not, in the event of such a challenge, be reimbursed for any payments previously made under the tax receivable agreement (although we would reduce future amounts otherwise payable under the tax receivable agreement). No assurance can be given that the IRS will agree with the allocation of value among our assets or that sufficient subsequent payments under the tax receivable agreement will be available to offset prior payments for disallowed benefits. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefit that we actually realize in respect of the increases in tax basis resulting from our purchases or exchanges of membership units of HLA and certain other tax benefits related to our entering into the tax receivable agreement.
Certain of our directors, executive officers and beneficial owners of more than 5% of our Class A common stock received payments pursuant to the tax receivable agreement in fiscal 2024 in the following amounts:

Related Party	Total Payment ($)
Officers and Directors:
Hartley Rogers(1)	2,538,833
HRHLA, LLC(2)	974,488
Mario Giannini	1,992,859
Erik Hirsch	1,377,620
Andrea Anigati Kramer	141,486
Other 5% Beneficial Owners:
The 2008 Sexton Des. Trust FBO Laura Sexton(3)	518,655
The 2008 Sexton Des. Trust FBO Matthew Sexton(3)	518,655
Stephen Brennan	135,588
Tara Devlin	239,694
Michael Donohue	25,202
Kyera Giannini	138,524
Nicole Giannini	135,459
David Helgerson	38,690
Michael Kelly	142,619
Thomas Kerr	185,756
Kevin Lucey	460,360
Oakville Number 2 Trust	37,626
Michael Schmertzler	308,540
Edward Whittemore	51,563
Laurence Whittemore III	27,044
Paul Yett	702,191

(1)    Includes amounts paid to family members, related trusts and family foundations.
(2)    HRHLA, LLC is an entity that is controlled by Mr. Rogers.
(3)    The 2008 Sexton Des. Trust FBO Laura Sexton and The 2008 Sexton Des. Trust FBO Matthew Sexton are two family trusts of which Mr. Sexton is trustee.
The above payments were made pursuant to the terms of the tax receivable agreement and therefore did not require audit committee approval under our Related-Party Transaction Policy.

Exchange Agreement
In connection with our IPO and the Reorganization, we entered into an exchange agreement with the other members of HLA that entitles those members (and certain permitted transferees thereof, including the beneficial owners of the Class B units and Class C units) to exchange their Class C units, and their Class B units together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash. The cash proceeds of equity offerings, private placements and block trades may be used to settle exchanges.
All exchanges are subject to compliance with our corporate policies, including periodic blackout periods imposed by us. In addition, the exchange agreement provides that an owner does not have the right to exchange Class B units or Class C units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which the owner is subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that HLA is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Any beneficial holder exchanging Class B units must ensure that the applicable Class B holder delivers a corresponding number of shares of Class B common stock to us for redemption and cancellation as a condition of exercising its right to exchange Class B units. When a Class B unit or Class C unit is surrendered for exchange, it will not be available for reissuance.
Stockholders Agreement
Certain Class B holders who are significant outside investors, members of management and significant employee owners entered into a stockholders agreement with the Company and HLA in connection with the IPO and the Reorganization pursuant to which they agreed to vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLAI on any matter submitted to our common stockholders for a vote.
Under the stockholders agreement, these holders agreed to take all necessary action, including casting all votes such members are entitled to cast at any annual or special meeting of stockholders, to cause the persons designated by HLAI to be the full slate of nominees recommended for election by our board of directors (or any committee or subcommittee thereof for election of directors).
As of the record date, HLAI holds approximately 50% of the aggregate voting power of our Class A common stock and Class B common stock, and the parties to the stockholders agreement collectively hold approximately 78% of the aggregate voting power of our Class A common stock and Class B common stock. The governing documents of HLAI require generally the approval of two of Messrs. Giannini, Rogers and Sexton for those votes to be cast in favor of certain fundamental actions, including a material acquisition, an increase in our authorized capital and an issuance of preferred stock. Otherwise, HLAI is controlled by its managing member, an entity controlled by Mr. Rogers. As a result of these arrangements, HLAI, its current members, and their permitted transferees control the outcome of any such matters that are submitted to our stockholders for the foreseeable future.
Registration Rights Agreement
In connection with the IPO and the Reorganization, we entered into a registration rights agreement with certain Class B holders who are significant outside investors, members of management and significant employee owners. The registration rights agreement provides these holders with the right to require us to register under the Securities Act the shares of Class A common stock issuable to them upon exchange of their Class B units or Class C units. The registration rights agreement also provides for piggyback registration rights for these holders, subject to certain conditions and exceptions.

Indemnification Agreements
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our Bylaws. In addition, our Amended and Restated Certificate of Incorporation, as permitted by Delaware law, eliminates the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as directors or officers. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, except for: (1) any breach of a director’s or officer’s duty of loyalty to us or our stockholders; (2) acts or omissions by a director or officer not in good faith, or which involve intentional misconduct or a knowing violation of law; (3) a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; (4) any transaction from which the director or officer derived an improper personal benefit; or (5) an officer in any action by or in the right of the corporation. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. In some cases, the indemnification agreements may be broader than the specific indemnification provisions contained under the DGCL.
There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
Registered Offering
From time to time, we evaluate opportunities to provide liquidity to our pre-IPO owners. In March 2024 (the “March 2024 Offering”), we conducted a registered offering of our Class A common stock for this purpose and permitted a Class A holder to participate alongside us as a selling stockholder. We and the selling stockholder sold an aggregate of 1,922,322 shares of Class A common stock at a price to the underwriter of $108.00 per share. The shares sold consisted of 55,000 shares held by the selling stockholder and 1,867,322 shares newly issued by us. We received $201.7 million in net proceeds from the sale of our shares, which we used to settle exchanges of a total of 1,744,872 Class B units and 122,450 Class C units at the per-share price. In connection with the exchange of the Class B units, we also repurchased for par value and canceled a corresponding number of shares of Class B common stock. We did not receive any proceeds from the sale of shares by the selling stockholder.

The following table shows our directors, executive officers and beneficial owners of more than 5% of our Class A common stock who exchanged Class B units and/or Class C units for cash proceeds of the March 2024 Offering.

	March 2024 Offering
Exchanging Beneficial Owners	Class B Units Exchanged	Class C Units Exchanged
Officers and Directors:
Hartley Rogers(1)(2)	400,000	—
Mario Giannini (3)	1,000,000	—
Andrea Anigati Kramer	—	35,000
Other 5% Beneficial Owners:
The 2008 Sexton Des. Trust FBO Laura Sexton(4)	50,000	—
The 2008 Sexton Des. Trust FBO Matthew Sexton(5)	50,000	—
Stephen Brennan	—	20,000
Kyera Giannini	50,000	—
Nicole Giannini	50,000	—
Thomas Kerr	10,000	—
Kevin Lucey	124,872	—
Edward Whittemore(6)	10,000	—
Total:	1,744,872	55,000
HLAI(7)	510,000	—
HRHLA(8)	400,000	—
(1)    Includes 30,150 Class B units that Mr. Rogers gifted to a charitable entity, which subsequently exchanged such units with us for cash.
(2)    These securities were owned indirectly by Mr. Rogers through HLAI. Mr. Rogers is the manager of HRHLA, LLC, the managing member of HLAI. HLAI distributed the Class B units to Mr. Rogers in order to facilitate the exchange.
(3)    550,405 of these Class B units were owned indirectly by Mr. Giannini through Hamilton Lane Advisors, Inc. Mr. Giannini is the sole owner of Hamilton Lane Advisors, Inc.
(4)    Represents securities owned indirectly by The 2008 Sexton Des. Trust FBO Laura Sexton through HLAI. HLAI distributed the Class B units to the trust in order to facilitate the exchange.
(5)    Represents securities owned indirectly by The 2008 Sexton Des. Trust FBO Matthew Sexton through HLAI. HLAI distributed the Class B units to the trust in order to facilitate the exchange.
(6)    Represents securities owned indirectly by Mr. Whittemore through HLAI. HLAI distributed the Class B units to Mr. Whittemore in order to facilitate the exchange.
(7)    See footnotes 2, 4, 5 and 6.
(8)    See footnote 2.
The above exchanges were made pursuant to the terms of the exchange agreement and therefore did not require audit committee approval under our Related-Party Transaction Policy.

The following owner of more than 5% of our Class A common stock participated in the March 2024 Offering as a selling stockholder:

Selling Stockholder	Shares of Class A common stock sold
Other 5% Beneficial Owner:
Oakville Number 2 Trust	55,000
Total:	55,000

Investments in Our Funds
Our eligible employees and non-executive directors are permitted to invest, and have invested, their own capital in certain of our funds. We offer this benefit to align them with the firm, its investment strategies and its client investors. Employee and non-employee director investors in our evergreen funds generally make investments on the same terms and conditions as those available to our clients, although they can participate in institutional or founder share classes, where available, with more favorable economics than other classes. Employee investors in our closed-ended funds do not pay management fees or carried interest. Investments by our employees and non-executive directors may involve the purchase of digitally-native or token securities from a vehicle (that may be affiliated with us), which vehicle would then use the cash from those purchases to invest in the funds.
The following table sets forth the directors, executive officers and beneficial owners of more than 5% of our Class A common stock that have received pre-approval from the audit committee to invest their personal capital in certain of our funds up to the following amounts, aggregated by individual. In December 2023, the audit committee determined, after review of relevant facts and circumstances, to pre-approve investments in our funds up to $35,000,000 for each of Messrs. Rogers, Giannini, Hirsch and Delgado-Moreira, and investments up to $10,000,000 for each of the other related parties shown below with such amounts being inclusive of, and not in addition to, amounts previously approved by the committee.

Related Party	Aggregate Amount Pre-Approved(1)
Officers and Directors:
Hartley Rogers	$35,000,000
Mario Giannini	$35,000,000
Erik Hirsch	$35,000,000
Juan Delgado-Moreira	$35,000,000
Jeffrey Armbrister	$10,000,000
Andrea Anigati Kramer	$10,000,000
Lydia Gavalis	$10,000,000
Drew Carl	$10,000,000
Atul Varma	$10,000,000
David Berkman	$10,000,000
R. Vann Graves	$10,000,000
O. Griffith Sexton	$10,000,000
Leslie Varon	$10,000,000
Other 5% Beneficial Owners:
The 2008 Sexton Des. Trust FBO Laura Sexton	$10,000,000
The 2008 Sexton Des. Trust FBO Matthew Sexton	$10,000,000
Stephen Brennan	$10,000,000
Tara Devlin	$10,000,000
Michael Donohue	$10,000,000
Kyera Giannini	$10,000,000
Nicole Giannini	$10,000,000
David Helgerson	$10,000,000
John Hepburn(2)	$10,000,000
Thomas Kerr	$10,000,000
Michael Kelly	$10,000,000
Kevin J. Lucey	$10,000,000
Oakville Number 2 Trust	$10,000,000
Rysaffe Trust Company (C.I.) Limited(3)	$10,000,000
Michael Schmertzler	$10,000,000
Edward B. Whittemore	$10,000,000
Laurence Whittemore III	$10,000,000
Paul Yett	$10,000,000

(1) As of July 10, 2024.
(2) Settlor of Oakville Number 2 Trust, which is a member of a group that beneficially owns more than 5% of our Class A common stock.
(3) Trustee of Oakville Number 2 Trust, which is a member of a group that beneficially owns more than 5% of our Class A common stock.
In a periodic compliance review during fiscal 2024, we determined that Ms. Kramer’s December 2022 investment of $770,000 in the Hamilton Lane Secondary Fund VI and her May 2023 investment of $250,000 in the Hamilton Lane Private Assets Fund, as well as David Helgerson’s May 2023 investment of $500,000 in the Hamilton Lane Impact Fund II, were not pre-approved by our audit committee. Our audit committee reviewed and ratified these transactions on December 14, 2023.
Transactions with Unaffiliated Principal Stockholders
We have and may in the future continue to enter into ordinary course transactions with unaffiliated entities known to us to beneficially own more than 5% of our Class A common stock (“Unaffiliated Principal Stockholders”). These transactions may include investments by us or our affiliates in funds managed by Unaffiliated Principal Stockholders or their affiliates and investments by Unaffiliated Principal Stockholders or their affiliates in our funds, in each case at arm’s length and generally on the same terms and conditions offered to other unaffiliated fund investors. The transactions also may involve the purchase of digitally-native or token securities from a vehicle (that may be affiliated with us), which vehicle would then use the cash from those purchases to make the investments. Transactions with Unaffiliated Principal Stockholders are ratified by our audit committee.

AUDIT COMMITTEE REPORT
With respect to the financial reporting process of Hamilton Lane Incorporated (“Hamilton Lane” or the “Company”), the management of the Company is responsible for establishing and maintaining internal controls and preparing Hamilton Lane’s consolidated financial statements. Hamilton Lane’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Hamilton Lane’s financial statements. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of EY included in its audit of Hamilton Lane’s consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2024 with Hamilton Lane’s management and with EY, including the results of the independent registered public accounting firm’s audit of Hamilton Lane’s financial statements. We have also discussed with EY all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which EY must provide us with additional information regarding the scope and results of its audit of Hamilton Lane’s consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence, and have discussed with EY its independence from Hamilton Lane, as well as any relationships that may impact EY’s objectivity and independence.
Based on our review of the matters noted above and our discussions with Hamilton Lane’s management and independent registered public accountants, we recommended to the board of directors that the audited consolidated financial statements be included in Hamilton Lane’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE Leslie F. Varon, Chair David J. Berkman O. Griffith Sexton

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed EY as our independent registered public accounting firm for the fiscal year ending March 31, 2025. We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of EY to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the audit committee will review its future selection of independent auditors. Even if our stockholders ratify the election, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of Hamilton Lane and our stockholders. Representatives of EY are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Hamilton Lane by EY for the fiscal years ended March 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,612,500	$1,598,142
Audit-Related Fees(2)	$804,865	$363,048
Tax Fees(3)	$—	$—
All Other Fees(4)	$7,632	$4,735

(1)    Audit fees consisted of work performed in connection with the audit of our annual consolidated financial statements and services rendered in connection with our registration statements.
(2)    Audit-related fees consisted primarily of fees for attest services of individual investment funds.
(3)    Tax fees primarily related to tax compliance services and advice on transfer pricing services.
(4)    All other fees primarily related to a subscription to an online accounting research tool.
EY also provided professional audit services and other services to unconsolidated investment funds managed by affiliates of Hamilton Lane in its capacity as the general partner and/or manager of such entities. Audit fees and tax fees totaled $9,682,880 and $35,655, respectively, for the fiscal year ended March 31, 2024, and $8,616,098 and $167,851, respectively, for the fiscal year ended March 31, 2023.

Audit Committee Pre-Approval Policies and Procedures
During our 2023 and 2024 fiscal years, all of the fees paid to EY were approved by our audit committee in accordance with the Company’s then-current Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”).
The Pre-Approval Policy was adopted by our audit committee and governs the pre-approval, selection, retention and termination of any services provided by the Company’s independent registered public accounting firm. The Pre-Approval Policy expressly prohibits non-audit services for which engagement is not permitted by the SEC’s rules and regulations, including internal audit outsourcing and expert services unrelated to the audit. A list of prohibited and permitted services is set forth in the Pre-Approval Policy. Permitted services include audit, audit-related and tax-related services. Audit and audit-related services may include, among other things, services related to securities filings, accounting and financial reporting consultations, statutory audits and acquisition-related due diligence and benefit plan audits.
For audit services, the independent auditor is to provide, for audit committee approval, an engagement letter for each fiscal year outlining the proposed plan covering the audit services’ scope, terms and compensation. Additional engagement letters related to other permitted services may not require separate audit committee approval if such services have been pre-approved. The independent auditor will represent to the audit committee, in each of its engagement letters for non-audit services, that each proposed service to be provided does not violate the SEC’s auditor independence rules.
Management and the independent auditor must submit to the audit committee a request for pre-approval of any proposed services that have not been previously pre-approved. Responses to requests for services are required to include a statement that the services are consistent with and shall not violate the SEC rules on auditor independence. The audit committee must approve permissible non-audit services in order for the independent auditor to be retained by us for such services.
The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
We filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 with the SEC on May 23, 2024. We will mail to you without charge, upon written request, a copy of our 2024 Form 10-K, excluding exhibits. Please send the written request to Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary. Our 2024 Form 10-K may also be accessed and printed directly from our website at www.hamiltonlane.com under the caption “Shareholders” or from the SEC’s website at www.sec.gov.
OTHER BUSINESS
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card or voting instruction form at your earliest convenience.
HOUSEHOLDING PROXY MATERIALS
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for the proxy statements, annual reports and notices of Internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivery of a single proxy statement, annual report and notice to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. We have instituted householding for our registered stockholders, and some intermediaries may also be householding our proxy materials, annual report and notice. Once you have received notice from us, your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you or another stockholder who shares your address provides contrary instructions. We undertake to deliver promptly to any stockholder at a shared address, upon written or oral request, a copy of our proxy statement, annual report and notice of Internet availability of proxy materials. You may request such additional copies by calling (610) 934-2222 or writing to Hamilton Lane Incorporated, 110 Washington Street, Suite 1300, Conshohocken, PA 19428, Attention: Secretary.
If, in the future, you wish to receive a separate proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, or if your household is currently receiving multiple copies of the proxy materials and you wish to receive only a single set, simply call, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you hold your shares through an intermediary, and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank, broker or other nominee record holder. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank, broker or other nominee record holder.

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES

Fee Related Earnings
Fee Related Earnings (“FRE”) is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) non-operating (loss) gain and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes.
The following table shows a reconciliation of net income attributable to Hamilton Lane Incorporated to FRE for fiscal 2024, 2023, 2022 and 2021:

	Year Ended March 31,
($ in thousands)	2024	2023	2022	2021
Net income attributable to Hamilton Lane Incorporated	$140,858	$109,120	$145,986	$98,022
Income (loss) attributable to non-controlling interests in general partnerships	534	986	376	(250)
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	80,835	71,027	96,548	69,720
Income attributable to redeemable non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	—	5,617	4,343	1,293
Income attributable to non-controlling interests in consolidated funds	4,980	435	—	—
Incentive fees	(101,906)	(156,879)	(53,691)	(52,191)
Incentive fee related compensation (1)	48,406	74,374	25,395	24,438
SPAC related compensation	—	—	—	1,686
Consolidated VIE related general, administrative and other expenses	566	846	1,176	378
Revenue related to consolidated funds	394	61	—	—
Non-operating income related compensation	59	367	1,810	—
Interest income	(10,008)	(5,114)	(500)	(1,676)
Interest expense	11,175	8,617	4,638	2,503
Income tax expense	54,454	55,425	66,423	24,417
Equity in income of investees	(36,491)	(6,543)	(79,296)	(30,266)
Non-operating (gain) loss	(519)	470	(68,954)	(8,035)
Fee Related Earnings	$193,337	$158,809	$144,254	$130,039
(1)    Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation.
A-1

APPENDIX B

AMENDED AND RESTATED
HAMILTON LANE INCORPORATED
2017 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED
HAMILTON LANE INCORPORATED
2017 EQUITY INCENTIVE PLAN

The Hamilton Lane Incorporated 2017 Equity Incentive Plan (the “Plan”) became effective on the IPO Date. The Plan is hereby amended and restated for the second time, subject to shareholder approval. The terms of this amended and restated Plan shall be effective on the Restatement Date and shall apply to Awards granted on and after the Restatement Date.

SECTION 1 - PURPOSE AND DEFINITIONS

(a)    Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Non-Employee Directors and Consultants, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Company Affiliate.

(b)    Definitions.

(1)    “Alternative Award” shall mean an Award which is honored or assumed, or new rights substituted therefore, by a Grantee’s employer (or the parent or an affiliate of such employer) immediately following a Change in Control.

(2)    “Award” shall mean an ISO, NQSO, Performance Stock, PSU, SAR, Restricted Stock, RSU, Bonus Share, or Dividend Equivalents, awarded under the Plan by the Company to an Employee, a Consultant or a Non-Employee Director.

(3)    “Award Agreement” shall mean a written or electronic agreement, notice or other document evidencing the terms and conditions of an Award, including all amendments thereto, as described in Section 10.

(4)    “Board” shall mean the Board of Directors of the Company.

(5)    “Bonus Shares” shall mean a grant of unrestricted Common Shares pursuant to Section 9(a).

(6)    “Cause” shall mean, in the case of a Grantee who has an effective employment agreement or consulting agreement with the Company or a Company Affiliate at the time of Termination of Service, the meaning ascribed to it in that agreement, and in the case of any other Grantee, the following:

(A)    fraud or dishonesty in connection with the Grantee’s employment or service, or theft, misappropriation or embezzlement of the Company’s and/or any Company Affiliate’s funds or other property;

(B)    conviction or indictment of the Grantee or the entering of a plea of nolo contendere by the Grantee with respect to any crime (whether or not such crime is connected with his or her employment or service);

(C)    material breach by the Grantee of any fiduciary duty to the Company or any Company Affiliate;

(D)    gross neglect or misconduct by the Grantee of material duties required of the Grantee; provided, however, that it is understood that failure to meet performance standards or performance objectives, by itself, shall not constitute Cause;

(E)    abuse of alcohol or other drugs which materially interferes with the performance by the Grantee of his or her duties, or the use by the Grantee of any illegal drugs or narcotics; or

(F)    the Grantee’s violation of any material Company policy or Company code of conduct, engaging in any Competition or breaching his or her Non-Competition Agreement while employed by, or providing services to, the Company or a Company Affiliate, to the extent permitted by applicable law.

(7)    “Change in Control” shall mean the occurrence of any of the following events:

(A)    any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding any Permitted Transferee or any group of Permitted Transferees or then-current employees of the Company or any Company Affiliate) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(B)    the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the IPO Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (B);

(C)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the persons who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation do not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation; or

(D)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale.

(8)    “Code” shall mean the Internal Revenue Code of 1986, as amended. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.

(9)    “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of not fewer than two directors of the Company, each of whom shall be appointed by and serve at the pleasure of the Board. During any period during which the Company is required by applicable law or stock exchange rule, after giving effect to all applicable exemptions, to have a compensation committee consisting in whole or in part of “independent directors” (as defined in such law or rule), the Board shall cause the Committee to have the requisite composition.

(10)    “Common Shares” shall mean the Class A common shares of the Company.

(11)    “Company” shall mean Hamilton Lane Incorporated, a Delaware corporation.

(12)    “Company Affiliate” shall mean any person or entity that is a subsidiary of, or controlled directly or indirectly by, the Company. For the purposes of this definition, “control” means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Company Affiliate shall also mean HLA Investments, LLC and any joint venture in which the Company has a significant equity interest, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for purposes of Options intended to qualify as ISOs, the term “Company Affiliate” shall mean each “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(13)    “Competition” shall mean any of the following activities:

(A)    engaging in, working for, providing services to, participating in the ownership, management, or operation of, or having a financial interest in any business engaged in the same or similar activities to those now or hereinafter carried on by the Company or any Company Affiliate (other than as a passive owner of not more than one percent (1%) of the outstanding publicly traded stock of any company in such business);

(B)    interfering with the relationship of the Company or any Company Affiliate and any of its employees (including, but not limited to, causing, soliciting or otherwise helping another business to hire any employee of the Company or any Company Affiliate);

(C)    directly or indirectly diverting (or attempting to divert) from the Company or any Company Affiliate any business in which the Company or any Company Affiliate has been actively engaged;

(D)    interfering with the relationship of the Company or any Company Affiliate with any of their respective clients or prospective clients; or

(E)    disclosing (except in the good-faith performance of a Grantee’s services to the Company or any Company Affiliate) to any person (other than an employee of the Company, any Company Affiliate, and/or any of their respective authorized professional advisers), or using for himself or herself, any confidential proprietary information belonging to or relating to the Company or any Company Affiliate.

(14)    “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Company Affiliate to provide bona fide services that (A) are not in connection with the offer or sale of securities in a capital-raising transaction, and (B) do not directly or indirectly promote or maintain a market for the Company’s securities.

(15)    “Disability” shall mean, unless otherwise defined in a Grantee’s employment agreement with the Company (if any), a physical or mental condition which is expected to render a Grantee materially unable to perform his or her usual duties, or any comparable duties, for the Company or a Company Affiliate for a period of ninety (90) consecutive days, as reasonably determined by the Committee.

(16)    “Dividend Equivalents” shall mean the right to receive an amount equal to the regular cash dividends paid by the Company upon one Common Share which is awarded to a Grantee in accordance with Section 8(e) or Section 9(b). For the avoidance of doubt, no Dividend Equivalents (or related distributions) will be paid with respect to Common Shares subject to an Option or SAR Award.

(17)    “Employee” shall mean an officer or other employee of the Company or a Company Affiliate.

(18)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(19)    “Fair Market Value” shall mean the following, arrived at by a good-faith determination of the Committee:

(A)     the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or

(B)    if the Common Shares are not then readily tradable on an established securities market, such other method of determining fair market value that complies with Sections 422 and 409A of the Code and that is adopted by the Committee.

(20)    “Good Reason” shall mean, unless otherwise provided in an Award Agreement or a then-effective employment agreement, Termination of Service by an Employee or Consultant only if such Termination of Service is based on one of the following conditions without the Employee’s or Consultant’s consent, so long as the Employee or Consultant provided written notice to the Company of the existence of the condition not later than thirty (30) days after the initial existence of the condition, the condition has not been remedied by the Company within thirty (30) days after its receipt of such notice, and the Grantee’s Termination of Service occurs within sixty (60) days of the initial existence of the condition:

(A)     the Company’s material breach of the Employee’s employment agreement with the Company (if any), or of the Consultant’s consulting agreement with the Company; or

(B)     the Company’s reduction of the Employee’s annual base salary, without his or her written consent, unless such reduction is pursuant to a general reduction in annual base salaries applicable to all similarly situated Employees.

(21)    “Grantee” shall mean an Employee, Non-Employee Director or Consultant who has been granted an Award under the Plan.

(22)    “HLA Substitution Awards” shall mean Awards granted in substitution for outstanding unit options and restricted units granted under the Hamilton Lane Advisors, L.L.C. 2003 Class C Interest Incentive Plan (the “HLA Plan”), in connection with the reorganization of Hamilton Lane Advisors, L.L.C. and related transactions pursuant to the initial public offering of the Company. Notwithstanding anything in the Plan to the contrary, the Award Agreements evidencing the HLA Substitution Awards shall supersede any contrary provisions in the Plan as the Committee, in its sole discretion, deems necessary or appropriate to (A) ensure that the terms and conditions of HLA Substitution Awards comply with any applicable requirements of Section 409A including, without limitation, the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D), and (B) make the terms and conditions of HLA Substitution Awards consistent with the terms of the HLA Plan.

(23)    “IPO Date” shall mean March 1, 2017.

(24)    “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the applicable Award Agreement.

(25)    “Non-Competition Agreement” shall mean a non-competition or a non-solicitation agreement (other than the provisions set forth in Section 16(b)) between the Grantee and the Company or Company Affiliate, pursuant to an employment or consulting agreement, or otherwise.

(26)    “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(27)    “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO (whether or not it is designated as an ISO in the applicable Award Agreement), is not designated an ISO in the applicable Award Agreement, or otherwise fails to qualify as an ISO.

(28)    “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase Common Shares at a specified exercise price for a specified period of time.

(29)    “Performance Goals” shall mean the goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any Company Affiliate. The Committee shall establish the specific measures for each applicable goal for a Performance Period. Performance Goals need not be uniform with respect to each Grantee. In creating these measures, the Committee may, but is not required to, use one or more of the following business criteria: revenues, profit, consolidated net after-tax profit, income from operations, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Common Shares, average share price, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, cash flow, market share, revenue growth, net revenue growth, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a department, a division, a unit, or to the Company and/or one or more Company Affiliate and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an applicable index.

(30)    “Performance Period” shall mean a period of at least one (1) year selected by the Committee during which the performance of the Company or any Company Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(31)    “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on the actual achievement of Performance Goals.

(32)    “Permitted Transferee” shall mean an individual or entity to which an Award may be transferred (if at all) pursuant to Section 17(d) or the Grantee’s Award Agreement.

(33)    “Plan” shall mean the Hamilton Lane Incorporated 2017 Equity Incentive Plan, as set forth herein and as amended from time to time.

(34)    “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on the actual achievement of Performance Goals.

(35)    “Restatement Date” shall mean September 5, 2024.

(36)    “Restricted Period” shall mean the period of time during which RSUs or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Sections 7 and 8.

(37)    ”Restricted Stock” shall mean Common Shares subject to restrictions determined by the Committee pursuant to Section 7.

(38)    “RSU” shall mean a restricted stock unit granted pursuant to Section 8.

(39)    “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Shares or in a combination thereof (such form to be determined by the

Committee at or after grant, including after exercise of the SAR), determined by reference to appreciation in the value of Common Shares.

(40)    “Section 409A” shall means Section 409A of the Code.

(41)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(42)    “Termination of Service” shall mean:

(A)     with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Company Affiliates, and

(B)    with respect to an Award granted to a Non-Employee Director or Consultant, the cessation of the provision of services as a director of or consultant to the Company and all Company Affiliates; provided however, that if the Grantee’s status changes from Employee, Non-Employee Director or Consultant to another status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Company Affiliates terminates.

For purposes of this Section 1(b)(42), if a Grantee’s relationship is with a Company Affiliate, and not with the Company (i.e., if the Grantee is an Employee or Non-Employee Director of, or Consultant for, a Company Affiliate and not of the Company), in addition to a Termination of Service pursuant to (A) or (B), the Grantee shall incur a Termination of Service when such entity ceases to be a Company Affiliate, unless the Committee determines otherwise.

SECTION 2 - ADMINISTRATION

(a)    Scope of Authority. The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan and the terms and conditions of any and all Awards including, but not limited to, (i) the number of Common Shares to be covered by each Award; (ii) the time or times at which Awards shall be granted; (iii) the terms and provisions of any Awards including the vesting and performance schedules; (iv) the establishment and administration of any Performance Goals and Performance Periods applicable to Awards granted under the Plan; and (v) the development and implementation of specific stock-based programs for the Company and any Company Affiliate that are consistent with the intent and specific terms of the framework created by this Plan. The Committee may establish different terms and conditions for different Grantees and for the same Grantee for each Award such Grantee may receive, whether or not granted at different times.

The Committee shall also have the authority, in its discretion, to take such actions as it deems necessary or advisable with regard to outstanding Awards, including (i) cancelling or suspending an Award, (ii) accelerating the vesting or exercisability of an Award, (iii) extending the exercise period of an Award, (iv) otherwise amending the terms and conditions of any outstanding Award or (v) granting Alternative Awards.

Notwithstanding the foregoing, to the extent permitted by applicable law and stock exchange rules, the Committee may delegate to one or more executive officers of the Company the authority to (i) grant Awards to Employees and Consultants who are not subject to reporting and other provisions of Section 16 of the Exchange Act and (ii) take any other actions specified in this Section 2, provided that the delegation complies with applicable law. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(b)    Rules, Interpretations and Determinations. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (i) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (ii) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (iii) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. The Committee’s determinations under the Plan (including the determination of the Employees, Consultants and Non-Employee Directors to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Employees, Consultants and Non-Employee Directors could be deemed to be similarly situated. Except as otherwise required by the by-laws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good-faith with respect to the Plan or any Award granted under it.

(c)    409A Compliance. The Plan and Awards are intended to be exempt from, or comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with such intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A: (i) a Grantee shall not be considered to have experienced a “Termination of Service,” termination of employment or other separation from service unless the Grantee has experienced a “separation from service” within the meaning of Section 409A; (ii) if any amount shall be payable with respect to any such Award as a result of a Grantee’s “separation from service” within the meaning of Section 409A at such time as the Grantee is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (x) the date that is six months after the Grantee’s separation from service or (y) the Grantee’s death; and (iii) if payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Grantee does not have a right to designate the taxable year of the payment. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A. Notwithstanding the foregoing, none of the Company, the Board, the Committee nor any other person involved in the administration of this Plan shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Employee, Consultant or Non-Employee Director or any of his beneficiaries or transferees.

(d)    Performance Based Compensation; Committee Discretion. Notwithstanding anything in the Plan to the contrary, the Committee or the Committee’s delegees shall specify and approve the specific terms of any Performance Goal. In determining whether the Performance Goals are met, the Committee shall be entitled to exercise any subsequent discretion otherwise authorized under the Plan and may, in its discretion, exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of Performance Goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost of approved corporate initiatives, and other matters that management may recommend to the Committee.

SECTION 3 - COMMON SHARES AVAILABLE UNDER THE PLAN

(a)    General. A maximum number of ten million (10,000,000) Common Shares may be issued pursuant to Awards (including HLA Substitution Awards) granted under the Plan. This limit shall also apply with respect to the number of ISOs that may be granted under the Plan. In addition, the following limits shall apply, except with respect to Awards granted to an Employee in the position of Chief Executive Officer or Co-Chief Executive Officer, in each case prior to the last day in the Company’s 2025 fiscal year:

(1)    The aggregate number of Common Shares subject to Options or SARs (other than HLA Substitution Awards) granted to a Grantee during any fiscal year under the Plan shall not exceed one hundred thousand (100,000) shares; and

(2)    The aggregate number of Common Shares subject to any type of Award (other than HLA Substitution Awards) that may be granted to a Grantee during any fiscal year under the Plan shall not exceed two hundred thousand (200,000) shares.

(b)    Effect of Forfeitures and Other Actions. Except as provided herein, if any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Shares, the number of Common Shares with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall not count toward the maximum number of Common Shares that may be issued under the Plan as set forth in Section 3(a) and shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, the Common Shares covered by the cancelled Option or SAR shall be counted against the maximum number of Common Shares specified in Section 3(a) for Options and SARs that may be granted to a single Grantee. If any Option is exercised by surrendering Common Shares to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding Common Shares, only the number of Common Shares issued net of Common Shares withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for future grant under the Plan. The rules described in this Section 3(b) shall apply with respect to HLA Substitution Awards.

(c)    Limits on Compensation to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s service as a Non-Employee Director shall not exceed $500,000.

(d)    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Company Affiliate or with which the Company or any Company Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Common Share reserve under Section 3(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not an Employee, a Consultant or a Non-Employee Director of the Company and its Company Affiliates prior to such acquisition or combination.

SECTION 4 - GRANTING OF AWARDS

The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. An Employee, Consultant or Non-Employee Director may be granted more than one Award, including Awards of the same type, under the Plan and may receive more than one Award during any fiscal year of the Company.

SECTION 5 - TERMS AND CONDITIONS OF OPTIONS

Subject to the provisions of Section 4, Options may be granted to Grantees at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Grantee, except that ISOs may only be granted to Employees who satisfy the requirements for eligibility set forth under Section 424 of the Code. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 3, the Committee shall determine the number of Options, if any, to be granted to the Grantee. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Section 6); provided, however, that grants of ISOs shall not be granted in tandem with any other Awards.

(a)    Number of Shares. The Award Agreement shall state the number of Common Shares to which the Option pertains.

(b)    Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Committee in its discretion, but, except in the case of HLA Substitution

Awards, the exercise price shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a more-than-ten-percent (x>10%) shareholder, as provided in Section 5(g)) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted or the par value thereof. Except as a result of any Adjustment Event as defined in Section 11, without prior shareholder approval, the Committee shall not have the power or authority to (i) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR, (ii) grant any new Options or SARS in substitution for or upon the cancellation of Options or SARs previously granted, with a lower exercise price, (iii) exchange any Option or SAR for cash, the grant of a full value equity award, other property, or other consideration when the exercise price per Common Share under such Option or SAR exceeds the Fair Market Value of a Common Share, or (iv) take any action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national exchange on which the Common Shares is listed (if any).

(c)    Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each Option shall be not more than ten (10) years from the date of grant (with respect to an ISO, five (5) years from the date of grant in the case of a more-than-ten-percent (x>10%) shareholder (as provided in Section 5(g))). Each Option shall be subject to earlier termination as provided in Section 5(f).

(d)    Exercise. The Committee shall determine the dates when an Option Award will become exercisable and may establish performance-based criteria for exercisability of an Option. Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in Section 5(d)(4), payment may be made as soon as practicable after the exercise). No fractional shares shall be issued or delivered pursuant to the Plan but the Grantee shall be paid, in lieu thereof, an amount in cash equal to difference between the exercise price and the Fair Market Value of such fractional share.

The Committee, in its sole discretion, shall determine from the alternatives set forth in Section 5(d)(1) through (5) the methods by which the exercise price may be paid. To the extent an Award Agreement does not include one or more alternative, the Committee hereby specifically reserves the right to exercise its discretion to allow the Grantee to pay the exercise price using such alternative:
(1)    in cash or, if permitted by the Committee, its equivalent;

(2)    in Common Shares previously acquired by the Grantee;

(3)    in Common Shares newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4)    by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5)    in any combination of (1), (2), (3) and (4) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Shares used to pay the exercise price.

(e)    ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Company Affiliate) shall not exceed one hundred thousand dollars ($100,000). If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the one hundred thousand dollar ($100,000) limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.

For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f)    Termination of Service. Unless otherwise determined by the Committee:

(1)    For Cause. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Options for Cause, any Options granted to such Grantee that are then not yet exercised shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service) and shall not be exercisable thereafter and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twenty-four (24) months prior to the Grantee’s Termination of Service for Cause.

(2)    Termination of Service for a Reason Other Than For Cause, Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than for Cause, death or Disability, such Option may be exercised by the Grantee at any time prior to the earlier of (A) the expiration date specified in the Award Agreement, or (B) three (3) months after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(3)    Disability. If a Grantee becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such Disability, the vesting of such Option shall be accelerated and such Option may be exercised by the Grantee at any time prior to the earlier of (A) the expiration date specified in the Award Agreement, or (B) one (1) year after the date of such Termination of Service. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(4)    Death. If the Grantee’s Termination of Service occurs on account of his or her death, the vesting of such Option shall be accelerated. If the Grantee’s death occurs following his or her Termination of Service, such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under Sections 5(f)(2) or (3) (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (A) the expiration date specified in the Award Agreement, or (B) one (1) year after the date of the Grantee’s death.

(g)    More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Section 424(d) of the Code, the Grantee owns stock possessing more-than-ten percent (x>10%) of the total combined voting power of all classes of stock of the Company or of a Company Affiliate immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Section 5(g) shall not apply to NQSOs.

SECTION 6 - SARS

(a)    Nature of SARs. An SAR entitles the Grantee to receive, with respect to each Common Share as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Common Shares, or a combination thereof, as determined by the Committee. SARs may be granted to any Employee, Consultant or Non-Employee Director, all Employees, Consultants or Non-Employee Directors or any class of Employees, Consultants or Non-Employee Directors at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option or on a freestanding basis, not related to any other Award. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate Award Agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

(b)    Exercise of SARs. The Committee shall determine the dates when a SAR Award will become exercisable and may establish performance-based criteria for exercisability of a SAR. Any exercise of an SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

(c)    Other Terms. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any Termination of Service on the Grantee’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 were the grant of the SARs a grant of an Option. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the Common Shares for which the related Award is then exercisable.

SECTION 7 - RESTRICTED STOCK

(a)    General Requirements. The Committee, in its sole discretion, may make Awards to Grantees of Restricted Stock. Any Award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Grantee to pay the Company an amount equal to the par value per share or such other amount for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time Restricted Stock is granted, the Committee shall determine whether or not the Restricted Stock is Performance Stock.

(b)    Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in Section 7(c), including the right to vote the shares, but not the right to receive dividends or other distributions. Unless the Committee determines otherwise, any certificates evidencing shares of Restricted Stock that may be issued will remain in the possession of the Company (or its designated service provider) until such shares are free of all restrictions under the Plan and the Grantee has satisfied any tax withholding obligations applicable to such shares.

(c)    Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Periods pursuant to Section 17(d), provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 7.

(d)    Lapse of Restrictions.

(1)    In General. The Committee shall determine the dates upon which the Restricted Period shall lapse. Upon the lapse of all restrictions in accordance with this Section 7(d) or Section 12, Common Shares shall cease to be Restricted Stock for purposes of the Plan.
(2)    Termination of Service. Unless the Committee shall otherwise determine:

(A)     Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or Disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock transferred or issued to such Grantee under the Plan.

(B)     Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any Restricted Stock granted to such Grantee shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service), and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock for a period of up to twenty-four (24) months prior to the Grantee’s Termination of Service for Cause.

(C)     Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any reason other than death, Disability, or Cause, any Restricted Stock granted to such Grantee that is subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3)    Performance Stock. With respect to Performance Stock, the Restricted Period shall lapse at the end of (or during) the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such Performance Stock have been achieved, as determined by the Committee. Except as provided in Section 2(d), the Committee shall have no discretion to modify the Performance Goals in such a way that would adversely affect the Grantee. Except as provided in Section 12 or in a Grantee’s employment agreement, and unless the Committee shall otherwise determine, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all unvested Performance Stock granted with respect to such Performance Period.

(e)    Notice of Tax Election. Any Grantee making an election under Section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within ten (10) days of the filing of such election with the United States Internal Revenue Service.

SECTION 8 - RSUS

(a)    Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with Section 8(c) or Section 12, one Common Share, cash equal to the Fair Market Value of a Common Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b)    Grant of RSUs. The Committee, in its sole discretion, may make Awards to Grantee of RSUs. Any Award made hereunder of RSUs shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time of grant, the Committee shall determine the number of RSUs subject to the Award and whether or not the RSU is a PSU. The Company shall (or shall cause its service provider to) establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee; no Common Shares shall be issued at the time an Award of RSUs is made, and the Company shall not be required to set aside a fund for the payment of such Award. A Grantee shall not have any right, in respect of RSUs awarded pursuant to the Plan, to vote on any matter submitted to the Company’s shareholders until such time as Common Shares attributable to such RSUs have been issued to the Grantee.

(c)    Vesting.

(1)    In General. The Committee shall determine the dates upon which the Restricted Period shall lapse with respect to the RSUs.

(2)    Termination of Service. Unless the Committee shall otherwise determine:

(A)     Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or Disability, the Restricted Period will lapse as to the entire portion of the shares of RSUs granted to such Grantee under the Plan.

(B)    Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any RSUs granted to such Grantee shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service), and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of RSUs for a period of up to twenty-four (24) months prior to the Grantee’s Termination of Service for Cause.

(C)      Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any reason other than death, Disability, or Cause, any RSUs granted to such Grantee that are subject to a Restricted Period as of the date of Termination of Service shall be forfeited at the time of such termination.

(3)    PSUs. With respect to PSUs, the Restricted Period shall lapse at the end of (or during) the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such PSUs have been achieved, as determined by the Committee. Except as provided in Section 2(d), the Committee shall have no discretion to modify the Performance Goals in such a way that would adversely affect the Grantee. Except as provided in Section 12 or in a Grantee’s employment agreement that is approved by the Committee, and unless the Committee shall otherwise determine, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period, the Grantee shall forfeit all unvested PSUs granted with respect to such Performance Period.

(d)    Payment. Upon the vesting of an RSU in accordance with Section 8(c) or Section 12, payment, in Common Shares or cash (as applicable), shall be made on the vesting date, unless a different date is specified in the Award Agreement.

(e)    Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents in connection with the grant of RSUs and PSUs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the payment date and vesting schedule applicable thereto and the impact of any Termination of Service on the Grantee’s rights with respect to such Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated RSU or PSU.

SECTION 9 - OTHER AWARDS

(a)    Bonus Shares. The Committee may grant Bonus Shares under this Plan. Such Bonus Shares shall be fully vested on the date granted.

(b)    Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents as a separate Award and not in connection with any other Award, except as otherwise specifically provided herein. Unless the Committee shall otherwise determine, such Dividend Equivalents shall accumulate until the third anniversary of the date of grant, shall vest and be paid upon such third anniversary provided the Grantee has not incurred a Termination of Service prior to such date and shall thereafter be paid to the Grantee at the same time as the corresponding cash dividends are paid to shareholders.

SECTION 10 - AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan.

SECTION 11 - ADJUSTMENT IN CASE OF CHANGES IN COMMON SHARES

The following shall be adjusted, as deemed appropriate by the Committee, to reflect any stock dividend, stock split, reverse stock split, split-up, spin-off, distribution, recapitalization, reorganization, merger, consolidation, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, share combination or reclassification, extraordinary cash dividend or similar change in the capitalization of the Company (an “Adjustment Event”):

(a)    The maximum number and type of shares under the limits set forth in Section 3; and

(b)    The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs, PSUs and RSUs under the Plan (as well as the exercise price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted).

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs and RSUs (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Common Shares covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any shares of stock (whether Common Shares, shares of stock into which shares of Common Shares are converted or for which shares of Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as otherwise provided by the Committee, be subject to the same terms and conditions (and to the same extent) as were applicable to such Awards prior to the Adjustment Event. No adjustment shall be made pursuant to this Section 11 in a manner that would cause ISOs to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

SECTION 12 - CHANGE IN CONTROL

(a)    Full Vesting. Unless determined otherwise by the Committee and subject to the provisions of Section 12(d) (relating to Section 409A) and Section 13 (relating to Options, SARs, Restricted Stock, and RSUs assumed or converted by an acquirer), in the event of a Change in Control, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each RSU then outstanding. In connection with such a Change in Control, the Committee may, in its sole discretion, provide that each Option, SAR, Restricted Stock and/or RSU shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change in Control Price. Such Settlement Payment shall be in the form of cash or other property as determined by the Committee. Notwithstanding anything in this Section 12(a) to the contrary, nothing herein shall increase or decrease the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b)    Performance-Based Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 13, in the event of a Change in Control, (i) any outstanding Performance Stock and PSUs relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, and (ii) all then-in-progress Performance Periods and Restricted Periods for Performance Stock and PSUs that are outstanding shall end, and all Grantees shall be deemed to have earned the Grantee’s target award opportunity for the Performance Period in question. The Company may, in its sole discretion and on such terms and conditions as it deems appropriate, pay all such Awards either (i) in Common Shares and/or (ii) as a Settlement Payment in cash or other property on the thirtieth (30th) day following such Change in Control, based on the Change in Control Price.

(c)    Change in Control Price. For purposes of this Plan, “Change in Control Price” means the highest price per Common Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs; provided that, with respect to any portion of any Option or SAR, the Change in Control Price shall not exceed the Fair Market Value of the Common Shares on the date that a Change in Control occurs.

(d)    Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall not occur unless the event meets the definition of a “change in control event” as defined in Section 409A and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A.

SECTION 13 - ALTERNATIVE AWARDS

Notwithstanding Section 12, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, RSU, Performance Stock and/or PSU if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that an Alternative Award shall be issued by a Grantee’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a)    be based on stock that is traded on an established securities market;

(b)    provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules;

(c)    have substantially equivalent value to such Award (determined at the time of the Change in Control); and

(d)    have terms and conditions which provide that in the event that the Grantee’s service is involuntarily terminated for any reason other than for Cause within twenty-four (24) months following the Change in Control, all of such Grantee’s Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the fair market value of such stock on the date of the Grantee’s termination (with respect to any Restricted Stock, and/or RSUs), (ii) the excess of the fair market value of such stock on the date of the Grantee’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Grantee’s target award opportunity for the Performance Period in question (with respect to any performance-based Awards).

SECTION 14 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may at any time and from time to time amend, modify or suspend the Plan, in whole or in part, without notice to or consent of any Employee, Consultant or Non-Employee Director; provided, however, that the following amendments shall require the approval of shareholders:

(1)    a change in the class or classes of employees eligible to participate in the Plan;

(2)    except as permitted under Section 11, an increase in the maximum aggregate number of Common Shares that may be granted under the Plan; and

(3)    any other amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Shares are listed or traded.

Subject to the provisions of the Plan, the Committee may, except as provided in Section 5(b), amend an outstanding Award in any respect whatsoever and at any time, in whole or in part, without notice to or consent of any Grantee.

No amendment, modification or termination of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Grantee, provided, however, that (i) any change pursuant to, and in accordance with the requirements of, Section 13; (ii) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or (iii) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

SECTION 15 - TERMINATION OF PLAN

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No Awards shall be granted hereunder after the tenth (10th) anniversary of the Restatement Date. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 16 - NON-COMPETITION

As a condition of receiving an Award hereunder, Grantees shall be bound by the provisions of this Section 16, to the extent permitted by applicable law.

(a)    Competition. No Grantee may ever engage in Competition while employed by, or providing services to, the Company or any Company Affiliate. In addition, to the extent permitted by law and only to the extent this Section 16(a) will not subject the Company to any penalties related to this provision, upon a Grantee’s Termination of Service for any reason, the Grantee may not engage in Competition for a period of six (6) months from the date of such Termination of Service; provided, however, that the confidentiality and non-disclosure obligations described in Section 1(b)(13)(E) shall apply indefinitely. If a Grantee violates the provisions of this Section 16, the Company may exercise any rights it has, in law or in equity (including rights to consequential damages) stemming from the fact that the Grantee has engaged in Competition in violation of the provisions of this Section 16.

(b)    Awards. The Committee may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, including but not limited to violation of noncompetition, non-solicitation or confidentiality covenants.

(c)    Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 16 is unreasonable or unenforceable under applicable law, it is the intention that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

SECTION 17 - MISCELLANEOUS

(a)    Effective Date. The Plan became effective on the IPO Date. The Board adopted this Amended and Restated of the Plan on June 20, 2024, and it shall become effective on the Restatement Date.

(b)    Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement and this Plan. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Company

Affiliate shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate (or a book entry representing ownership of such shares) to him or her for such shares, except as otherwise provided under Section 7(b) (regarding Restricted Stock).

(c)    Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Company Affiliate, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct, fraud or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section 17(c) shall not give members of the Board or the Committee greater rights than they would have under the Company’s Certificate of Incorporation, by-laws or Delaware law.

(d)    Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs. If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e)    Beneficiary Designation. Each Grantee may designate the person(s) or entities as the beneficiary(ies) to whom the Grantee’s Award may (subject to the provisions of the Plan) be paid in the event of the Grantee’s death prior to the payment of such Award to him or her. Each beneficiary designation shall be substantially in the form determined by the Committee and shall be effective only when filed with the Committee (or the designated service provider) during the Grantee’s lifetime. Any beneficiary designation may be changed by a Grantee without the consent of any previously designated beneficiary or any other person or entity, unless otherwise required by law, by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If any Grantee fails to designate a beneficiary in the manner provided in this Section 17(e), or if the beneficiary designated by a Grantee predeceases the Grantee, the Committee may direct such Grantee’s Award to be paid to the Grantee’s surviving spouse or, if the Grantee has no surviving spouse, then to the Grantee’s estate.

(f)    Applicable Requirements. No Common Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Common Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Common Shares may, at the time, be listed. During any period in which the offering and issuance of Common Shares under the Plan is not registered under federal or state securities laws, Grantees shall acknowledge that they are acquiring Common Shares under the Plan for investment purposes and not for resale, and that Common Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. To the extent that any stock certificate or book-entry evidencing Common Shares issued under the Plan are subject to securities law restrictions, it shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Common Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(r).

(g)    Withholding and Use of Shares to Satisfy Tax Obligations. The Company and any Company Affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Grantee to remit to the Company promptly upon notification of the amount due, an amount (which may include Common Shares) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. No Common Shares will be issued or released unless such withholding requirements are satisfied. The Committee may, in its discretion, permit a Grantee to elect, subject to such conditions as the Committee shall impose, (i) to have Common Shares otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

(h)    Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Company Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to Section 409A (if it previously was not subject to such Code section).

(i)    Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Shares received in payment for shares shall become treasury stock.

(j)    No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(k)    Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Delaware (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(l)    Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Company Affiliate and a Grantee or any other person. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(m)    No Guarantee of Participation; Continued Service. Except to the extent expressly selected by the Committee to be a Grantee, no person (whether or not an Employee, Consultant, Non-Employee Director or a Grantee) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. Nothing in the Plan or in any Award Agreement or related documents shall confer upon any Employee, Non-Employee Director or Consultant or Grantee any right to continued employment or service with the Company or any Company Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Company Affiliate to terminate the person’s service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

(n)    No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any Company Affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(o)    Requirements of Law. The granting of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(p)    No Impact on Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Employee’s right under any such plan, policy or program.

(q)    No Constraint on Corporate Action. Except as provided in Section 14, nothing contained in this Plan shall be construed to prevent the Company or any Company Affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No Employee, Consultant, Non-Employee Director, beneficiary, or other person shall have any claim against the Company, or any Company Affiliate, as a result of any such action.

(r)    Forfeiture and Compensation Recovery. Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to the Company’s Compensation Recovery Policy and any other compensation recovery policy adopted by the Board or the Committee at any time, as in effect amended from time to time, or as otherwise required by law or stock exchange. Any Award Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V53881-P14199

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAMILTON LANE INCORPORATED

The Board of Directors recommends you vote FOR the nominees for director listed in Proposal 1 and FOR Proposals 2, 3 and 4.

The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) R. Vann Graves
02) Erik R. Hirsch
03) Leslie F. Varon

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 5, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V53882-P14199

HAMILTON LANE INCORPORATED
2024 Annual Meeting of Stockholders
September 5, 2024 9:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Hartley R. Rogers and Mario L. Giannini, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HAMILTON LANE INCORPORATED that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time on September 5, 2024, at www.virtualshareholdermeeting.com/HLNE2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the nominees for director listed in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Continued and to be signed on reverse side